Exhibit 10 Conformed Copy

U.S. $2,500,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 14, 2007 among

MARRIOTT INTERNATIONAL, INC.

THE BANKS NAMED HEREIN

THE ISSUING BANKS NAMED HEREIN

CITIBANK, N.A., as Administrative Agent,

     CITIGROUP GLOBAL MARKETS INC. and BARCLAYS CAPITAL, as Joint Lead Arrangers and Joint Book Managers

BARCLAYS BANK PLC, as Syndication Agent

     BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA, and THE ROYAL BANK OF SCOTLAND PLC as Documentation Agents

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TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS		1
SECTION	1.01	Certain Defined Terms	1
SECTION	1.02	Computation of Time Periods	26
SECTION	1.03	Accounting Terms	26

ARTICLE II	AMOUNTS AND TERMS OF THE LOANS		26
SECTION	2.01	The Revolving Loans	26
SECTION	2.02	The Competitive Bid Loans	27
SECTION	2.03	The Swing Loans	28
SECTION	2.04	The Letters of Credit	28
SECTION	2.05	Fees	30
SECTION	2.06	Reductions and Increases of the Commitments	31
SECTION	2.07	Repayment	36
SECTION	2.08	Interest	38
SECTION	2.09	Interest Rate Determinations	39
SECTION	2.10	Prepayments	41
SECTION	2.11	Payments and Computations	42
SECTION	2.12	Taxes	44
SECTION	2.13	Sharing of Payments, Etc	46
SECTION	2.14	Conversion of Revolving Loans	47
SECTION	2.15	Extension of Termination Date	47
SECTION	2.16	Borrowings by Designated Borrowers	51

ARTICLE III MAKING THE LOANS AND ISSUING THE LETTERS OF CREDIT			51
SECTION	3.01	Making the Revolving Loans	51
SECTION	3.02	Making the Competitive Bid Loans	53
SECTION	3.03	Making the Swing Loans, Etc	56
SECTION	3.04	Issuance of Letters of Credit	58
SECTION	3.05	Increased Costs	61
SECTION	3.06	Illegality	62
SECTION	3.07	Reasonable Efforts to Mitigate	62
SECTION	3.08	Right to Replace Affected Person or Lender	63
SECTION	3.09	Use of Proceeds	64

ARTICLE IV CONDITIONS OF LENDING			64
SECTION	4.01	Conditions Precedent to Initial Borrowing	64
SECTION	4.02	Conditions Precedent to Each Revolving Loan Borrowing, Swing
		Loan Borrowing and Letter of Credit Issuance	65

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SECTION	4.03	Conditions Precedent to Each Competitive Bid Loan Borrowing	66

ARTICLE V	REPRESENTATIONS AND WARRANTIES		66
SECTION	5.01	Representations and Warranties of the Company	66

ARTICLE VI COVENANTS OF THE COMPANY			69
SECTION	6.01	Affirmative Covenants	69
SECTION	6.02	Negative Covenants	72

ARTICLE VII EVENTS OF DEFAULT			74
SECTION	7.01	Events of Default	74
SECTION	7.02	Actions in Respect of the Letters of Credit Upon Event of Default;
		L/C Cash Collateral Account; Investing of Amounts in the L/C
		Cash Collateral Account; Release	76

ARTICLE VIII THE ADMINISTRATIVE AGENT			79
SECTION	8.01	Authorization and Action	79
SECTION	8.02	Reliance, Etc	79
SECTION	8.03	The Agent and their Affiliates as Lenders	80
SECTION	8.04	Lender Credit Decision	80
SECTION	8.05	Indemnification	80
SECTION	8.06	Successor Administrative Agent	81

ARTICLE IX MISCELLANEOUS			81
SECTION	9.01	Amendments, Etc	81
SECTION	9.02	Notices, Etc	82
SECTION	9.03	No Waiver; Remedies	84
SECTION	9.04	Costs and Expenses	84
SECTION	9.05	Right of Set-off	86
SECTION	9.06	Binding Effect	86
SECTION	9.07	Assignments and Participations	86
SECTION	9.08	No Liability of the Issuing Banks	91
SECTION	9.09	Governing Law	91
SECTION	9.10	Execution in Counterparts	91
SECTION	9.11	Confidentiality	91
SECTION	9.12	Jurisdiction, Etc	92
SECTION	9.13	WAIVER OF JURY TRIAL	92
SECTION	9.14	Judgment Currency	92
SECTION	9.15	European Monetary Union	93
SECTION	9.16	USA PATRIOT Act	93
SECTION	9.17	Original Notes	94

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SECTION	9.18 Survival	94

ARTICLE X	GUARANTEE	94
SECTION	10.01Guarantee	94
SECTION	10.02Obligations Unconditional	94
SECTION	10.03Reinstatement	95
SECTION	10.04Subrogation	95
SECTION	10.05Remedies	95
SECTION	10.06Continuing Guarantee	95

SCHEDULES

Schedule I Schedule II Schedule III Schedule IV Schedule V Schedule VI

EXHIBITS

Exhibit A-1 Exhibit A-2 Exhibit B-1 Exhibit B-2 Exhibit C-1 Exhibit C-2 Exhibit C-3 Exhibit D Exhibit E

Exhibit F-1 Exhibit F-2 Exhibit G Exhibit H

  Applicable Lending Offices
  Existing Liens
  Mandatory Costs
  Swing Loan Banks
  Swiss Franc/Sterling Commitments
  Address for Notices
  Form of Revolving Loan Note
  Form of Competitive Bid Loan Note
  Notice of Revolving Loan Borrowing
  Notice of Competitive Bid Loan Borrowing
  Form of Assignment and Acceptance
  Form of Participation Agreement
  Form of New Commitment Acceptance
  Form of Opinion of the Company’s Law Department
  Form of Opinion of Special New York Counsel to the Administrative Agent
  Form of Designation Letter
  Form of Termination Letter
  Form of Effective Date Notification
  Form of Compliance Certificate Addition

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AMENDED AND RESTATED CREDIT AGREEMENT

     AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) dated as of May14, 2007 among MARRIOTT INTERNATIONAL, INC., a Delaware corporation (the “Company”), the banks listed on the signature pages hereof under the heading “Banks” (the “Banks”) and the other Lenders (as defined below) party hereto from time to time, BARCLAYS BANK PLC, as syndication agent (the “Syndication Agent”) and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders hereunder.

     The Company has entered into a Credit Agreement dated as of June 3, 2005 with certain banks and Citibank, N.A., as Administrative Agent (as amended to the date hereof, the “Existing Credit Agreement”), providing for extensions of credit to the Company and certain of its designated wholly owned subsidiaries in an aggregate principal amount up to but not exceeding $2,000,000,000 at any one time outstanding. The Company now wishes to amend and restate the Existing Credit Agreement to, among other things, extend the tenor of the credit facility evidenced thereby to the date that is five years following the Effective Date (as defined below) and to increase the size of credit facility evidenced thereby to a maximum aggregate principal amount of $2,500,000,000. In that connection, the Company has requested, and the parties hereto agree that, effective on the Effective Date, the Existing Credit Agreement is amended and restated as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptance” means an Assignment and Acceptance or a New Commitment

Acceptance.

     “Adjusted Total Debt” means, as at any date, the sum for the Company and its Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP) of:

     (a) the aggregate principal amount of Debt for Borrowed Money of the Company and its Subsidiaries (other than any such Debt for Borrowed Money constituting Non-Recourse Indebtedness) outstanding on such date plus

     (b) the excess, if any, of (i) the aggregate of all Guarantees by the Company and its Subsidiaries of Debt for Borrowed Money of others as of such date over (ii) $400,000,000.

“Administrative Agent” has the meaning specified in the recital of parties to this

Agreement.

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     “Administrative Agent’s Account” means, in respect of any Currency, such account as the Administrative Agent shall designate in a notice to the Company and the Lenders.

“Affected Person” has the meaning specified in Sections 2.12(j), 3.05(d), 3.06 and

3.08(a).

     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or, unless the reference is to an Affiliate of a Lender, is a Marriott Family Member or is a partner, member, director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     “Agents” means, collectively, the Administrative Agent, Barclays Bank PLC, as Syndication Agent and Bank of America, N.A., The Bank of Nova Scotia and The Royal Bank of Scotland plc, as Documentation Agents.

     “Alternate Currency” means, at any time, any currency other than Dollars, provided that, at such time, (i) such Currency is dealt with in the London interbank deposit market, or, in the case of Euros borrowed in connection with EURIBOR Loans, the European interbank deposit market, (ii) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market or, in the case of Euros, the European interbank deposit market, and (iii) no central bank or other governmental authorization in the country of issue of such currency (including, in the case of Euros borrowed in connection with EURIBOR Loans, any authorization by the European Central Bank) is required to permit use of such Currency by any Lender for making any Loan and/or to permit the relevant Borrower to borrow and repay the principal thereof and to pay the interest thereon (unless such authorization has been obtained and is in full force and effect).

“Anniversary Date” has the meaning specified in Section 2.15(a).

     “Applicable Lending Office” means, with respect to each Lender, and for each Type and Currency of Loan, such Lender’s Domestic Lending Office in the case of a Base Rate Loan and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan or a Multicurrency Swing Loan and, in the case of a Competitive Bid Loan, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Loan, or in any case such other office of such Lender or of an Affiliate of such Lender as such Lender may from time to time specify to the Administrative Agent and the Company.

     “Applicable Margin” means, as of any date, the applicable margin set forth under the Eurocurrency Rate column set forth below, based upon the Public Debt Rating in effect on such date:

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Public Debt
Rating			Eurocurrency Rate
S&P/Moody’s

Level	1
A/A2 or higher			0.150%

Level	2
A-/A3			0.190%

Level	3
BBB+/Baa1			0.270%

Level	4
BBB/Baa2			0.350%

Level	5
BBB-/Baa3			0.400%

Level	6
Lower than Level 5			0.600%

     “Applicable Percentage” means, as of any date, the applicable percentage set forth below under the Facility Fee column or, as applicable, the Utilization Fee column based upon the Public Debt Rating in effect on such date:

Public Debt
Rating		Facility	Utilization
S&P/Moody’s		Fee	Fee

Level	1
A/A2 or higher		0.050%	0.050%

Level	2
A-/A3		0.060%	0.050%

Level	3
BBB+/Baa1		0.080%	0.050%

Level	4
BBB/Baa2		0.100%	0.050%

Level	5
BBB-/Baa3		0.125%	0.100%

Level	6
Lower than Level 5		0.150%	0.250%

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     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-1 hereto.

     “Available Amount” means, at any time, with respect to any Letter of Credit, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), provided, that if any Letter of Credit provides for future increases in the maximum amount available to be drawn under such Letter of Credit, then the “Available Amount” of such Letter of Credit shall mean, at any time, the maximum amount available to be drawn under such Letter of Credit after taking into account all increases in the availability thereunder.

     “Avendra” means Avendra LLC, an independent professional procurement services company formed in 2001 by the Company, Hyatt Hotels Corporation, Bass Hotels and Resorts, Inc., ClubCorp USA Inc., and Fairmont Hotels and Resorts, Inc. which serves the North American hospitality market and selected industries, and its Subsidiaries.

“Banks” has the meaning specified in the recital of parties to this Agreement.

     “Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

     (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as its “base rate”; and

(b) 1/2 of one percent per annum above the Federal Funds Rate.

     “Base Rate Loan” means a Loan which bears interest as provided in Section 2.08(a)(i).

     “BBA LIBOR” has the meaning specified in clause (a) of the definition of “Eurocurrency Rate”.

     “Bondable Lease Obligation” of any Person means the obligation of such Person as tenant under an operating lease, upon the occurrence of a significant underinsured casualty, an under-compensated governmental taking or the practical inability to operate the premises for an extended period of time due to force majeure or loss of a material permit, to make a payment to the landlord (or to make an irrevocable offer to purchase the landlord’s fee interest to avoid termination of such lease) in an amount that is calculated with reference to the landlord’s leasehold indebtedness.

     “Borrowers” means, at any time, collectively, the Company (both as a Borrower and as guarantor under Article X of Loans made to the Designated Borrowers) and each Designated Borrower.

     “Borrowing” means a Revolving Loan Borrowing, a Swing Loan Borrowing or a Competitive Bid Loan Borrowing.

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     “Business Day” means (a) a day of the year on which commercial banks are not required or authorized to close in New York City, (b) if the applicable Business Day relates to any Eurocurrency Rate Loans (other than EURIBOR Loans denominated in Euro), a day of the year on which dealings are carried on in the London interbank market, and, if such Business Day relates to a Borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, any Loan denominated in an Alternate Currency (other than Euros borrowed in connection with EURIBOR Loans), or a notice with respect to any such Borrowing, payment, prepayment or Interest Period, also a day of the year on which foreign exchange trading is carried out in the London interbank market and on which banks are open in the place of payment in the country in whose Currency such Loan is denominated, and (c) if the applicable Business Day relates to any EURIBOR Loans denominated in Euros and relates to a Borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, any EURIBOR Loan denominated in Euro, or a notice with respect to any such Borrowing, payment, prepayment or Interest Period, a Target Operating Day.

“Change of Control” means:

     (i) any Person or two or more Persons acting in concert (other than a Significant Shareholder or group of Significant Shareholders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing not less than 30% of the combined voting power of all Voting Stock of the Company; or

     (ii) during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company (together with any new director whose election by the board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason (other than solely as a result of (a) death or disability or (b) voluntary retirement of any individual in the ordinary course and not for reasons related to an actual or proposed change in control of the Company) to constitute a majority of the board of directors of the Company; or

     (iii) any Person or two or more Persons acting in concert (other than a Significant Shareholder or group of Significant Shareholders) shall have acquired the power to exercise, directly or indirectly, effective control for any purpose over Voting Stock of the Company (or other securities convertible into such securities) representing not less than 30% of the combined voting power of all Voting Stock of the Company.

“Citibank” means Citibank, N.A. and its successors.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

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     “COLI Debt” means all Indebtedness of the Company or any of its Subsidiaries to the insurance company issuing the COLI Policies, if and for so long as:

     (a) the aggregate principal amount of such Indebtedness is equal to or less than the aggregate account value of all COLI Policies at the time such Indebtedness is incurred by the Company and such Subsidiaries and at all times thereafter; and

     (b) the documentation with respect to such Indebtedness limits the recourse of the insurance company issuing the COLI Policies, as lender, against the Company and such Subsidiaries for the payment of such Indebtedness directly to the ownership interest of the Company and its Subsidiaries in the COLI Policies.

     “COLI Policies” means all corporate-owned life insurance policies purchased and maintained by the Company or any of its Subsidiaries to insure the lives of certain employees of the Company and its Subsidiaries.

     “Commitment” means, as to any Lender, (i) the Dollar amount set forth opposite its name on the signature pages hereof or (ii) if such Lender has entered into one or more Acceptances, the amount set forth for such Lender in the Register, in each case as the same may be increased or reduced as expressly provided herein (including, without limitation, pursuant to Sections 2.06, 2.15(c) and 3.08).

“Company” has the meaning specified in the recital of parties to this Agreement.

     “Competitive Bid Loan” means a loan by a Lender to a Borrower as part of a Competitive Bid Loan Borrowing resulting from the auction bidding procedure described in Section 3.02.

     “Competitive Bid Loan Borrowing” means a Borrowing by a Borrower from each of the Lenders whose offer to make one or more Competitive Bid Loans as part of such Borrowing has been accepted by the Company under the auction bidding procedure described in Section 3.02.

     “Competitive Bid Loan Note” means a promissory note of a Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Loan made by such Lender.

     “Competitive Bid Loan Outstandings” means, at any time, the aggregate outstanding principal amount of Competitive Bid Loans (which shall be, in the case of Competitive Bid Loans denominated in a Currency other than Dollars, the Dollar Equivalent thereof at such time).

     “Confidential Information” means information that the Company or any of its Subsidiaries or Affiliates furnishes to the Administrative Agent or any Lender on a confidential basis by informing the recipient that such information is confidential or marking such information as such, but does not include any such information that (i) is or becomes generally available to the public or (ii) is or becomes available to such Person or Persons from a source other than the Company or any of its Subsidiaries or Affiliates, unless such Person has actual

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knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to such Person on a confidential basis.

     “Consolidated” refers to the consolidation of accounts of the Company and its Subsidiaries in accordance with GAAP.

     “Conversion”, “Convert” and “Converted” each refer to a conversion of Revolving Loans of one Type into Revolving Loans of the other Type pursuant to Section 2.14.

“Currency” means Dollars or any Alternate Currency.

“Debt for Borrowed Money” of any Person means:

(i)	all indebtedness of such Person for borrowed money;

(ii)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables and accruals incurred in the ordinary course of such Person’s business);

     (iv) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and

     (v) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities to the extent that such obligations support an obligation described in clauses (i) through (iv) above.

     “Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     “Designated Borrower” means any Wholly-Owned Subsidiary of the Company, as to which a Designation Letter has been delivered to the Administrative Agent and as to which a Termination Letter has not been delivered to the Administrative Agent in accordance with Section 2.16.

“Designation Letter” has the meaning specified in Section 2.16(a).

     “Dollar Equivalent” means, with respect to any amount denominated in an Alternate Currency, the amount of Dollars that would be required to purchase such amount of such Alternate Currency, based upon the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by the Administrative Agent, of the spot selling rate at which the Reference Banks offer to sell such Alternate Currency for Dollars, (x) in the case of an amount denominated in any Alternate Currency other than Euros, the London foreign exchange market at approximately 11:00 A.M. London time or (y) in the case of an amount denominated in Euros, the London foreign exchange market at approximately 10:00 A.M. London time or, at the request of the Borrower, 11:00 A.M., Brussels time, in each case for delivery two Business Days thereafter.

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“Dollars” and “$” mean lawful money of the United States of America.

     “Dollar Swing Loan Banks” means, collectively, Bank of America, N.A., SunTrust Bank, Wachovia Bank, National Association, Mellon Bank, NA and JPMorgan Chase Bank, N.A. or such other Lenders as shall, with the consent of each Dollar Swing Loan Bank, the Administrative Agent and the Company, have assumed all or any portion of the obligations of a Dollar Swing Loan Bank to make Swing Loans denominated in Dollars.

     “Dollar Swing Loan Commitments” means, as to any Dollar Swing Loan Bank, (i) the Dollar amount set forth opposite its name on Schedule IV hereto or (ii) if such Lender has entered into one or more Acceptances, the amount set forth for such Lender in the Register as being a Dollar Swing Loan Commitment; and the Dollar Swing Loan Commitments shall, in the aggregate, not exceed $200,000,000 at any time outstanding, as such amount may be increased or reduced as provided in Section 2.06 or as otherwise expressly provided in this Agreement.

     “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

     “EBITDA” means, for any period, net income (or net loss) plus the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) non-recurring non-cash charges (including the cumulative effect of accounting changes), in each case determined in accordance with GAAP for such period.

“Effective Date” has the meaning set forth in Section 4.01.

“Eligible Assignee” means:

(i)	a Lender and any Affiliate of such Lender;

(ii)	a commercial bank organized under the laws of the United States, or any

State thereof, and having total assets in excess of $1,000,000,000;

     (iii) a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

     (iv) a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $1,000,000,000;

     (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $150,000,000; or

     (vi) any other Person approved in writing by the Administrative Agent, the Issuing Banks and the Company.

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     “EMU” means economic and monetary union as contemplated in the Treaty on European Union.

     “EMU Legislation” means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

     “Environmental Law” means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or hazardous materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     “ERISA Affiliate” means any Person who for purposes of Title IV of ERISA is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414(b) or 414(c) of the Code.

     “ERISA Event” means, with respect to any Person, (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA with respect to a termination described in Section 4041(c)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any members of its controlled group (within the meaning of Section 302(f)(6)(B) of ERISA) to make a payment to a Plan required under Section 302(f)(1)(A) and (B) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA.

     “EURIBOR Loan” means any Eurocurrency Rate Loan which is denominated in Euros and bears interest at a rate determined in accordance with clause (b) of the definition of Eurocurrency Rate in this Section 1.01.

     “Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” opposite its name on Schedule I hereto or in the Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

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     “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate” means:

     (a) for any Interest Period for each LIBOR Loan in any Currency (other than Euros) comprising part of the same Revolving Loan Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) appearing on the Screen for such Currency as the British Bankers Association LIBOR Rate (“BBA LIBOR”) for deposits in such Currency at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan with a term equivalent to such Interest Period; provided that if such rate does not appear on such Screen (or, if such Screen shall cease to be publicly available or if the information contained on such Screen, in the Administrative Agent’s reasonable judgment, shall cease accurately to reflect such BBA LIBOR for deposits in such Currency, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent’s reasonable judgment, accurately reflects such BBA LIBOR for deposits in such Currency), the “Eurocurrency Rate” for such Interest Period for such LIBOR Loan in such Currency shall be the arithmetic average (rounded to the nearest 1/100 of one percent) of the rates per annum at which deposits in such Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of the Interest Period for such Loan in an amount substantially equal to such Reference Bank’s LIBOR Loan comprising part of such Revolving Loan Borrowing to be outstanding during such Interest Period; and

     (b) for any Interest Period for each EURIBOR Loan in Euros comprising part of the same Revolving Loan Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) appearing on the Screen for Euros as the BBA LIBOR for deposits in Euros within the member states of the European Union which are Participating Member States at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such EURIBOR Loan with a term equivalent to such Interest Period; provided that if such rate does not appear on such Screen (or, if such Screen shall cease to be publicly available or if the information contained on such Screen, in the Administrative Agent’s reasonable judgment, shall cease accurately to reflect such BBA LIBOR for deposits in Euros within the member states of the European Union which are Participating Member States, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent’s reasonable judgment, accurately reflects such BBA LIBOR for deposits in Euros within the member states of the European Union which are Participating Member States), the “Eurocurrency Rate” for such Interest Period for such EURIBOR Loan shall be the arithmetic average (rounded to the nearest 1/100 of one percent) of the rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in (i) London, England to prime banks in the London interbank market at approximately 10:00 A.M. (London time), or (ii) at the request of the Company or the applicable Borrower, Brussels to prime banks in the interbank market within member

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states of the European Union which are Participating Member States at approximately 11:00 A.M. (Brussels time), in each case, two Business Days before the first day of the Interest Period for such EURIBOR Loan in an amount substantially equal to such Reference Bank’s EURIBOR Loan comprising part of such Revolving Loan Borrowing to be outstanding during such Interest Period.

     The Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Loan comprising part of the same Revolving Loan Borrowing shall be determined by the Administrative Agent on the basis of the applicable Screen or the applicable rates furnished to and received by the Administrative Agent from the Reference Banks, as the case may be, two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

     “Eurocurrency Rate Loan” means a Loan which bears interest as provided in Section 2.08(a)(iii).

     “Eurocurrency Rate Reserve Percentage” of any Lender for any Interest Period for any Eurocurrency Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Euro” means the single currency of Participating Member States of the European

Union.

     “Euro Swing Loan Rate” means, for any Swing Loan denominated in Euro, a rate equal to the sum of the Applicable Margin for Eurocurrency Rate Loans plus the arithmetic mean of the rates quoted by the Reference Banks as of 11:00 a.m. Brussels time on the date of the making of such Swing Loan for the offering of deposits in Euros for a period comparable to the Interest Period for the relevant Swing Loan denominated in Euros and for settlement on that day plus the Mandatory Cost (if any). Interest Periods for Swing Loans denominated in Euros shall not be more than ten Target Operating Days.

“Events of Default” has the meaning specified in Section 7.01.

     “Excluded Representations” means the representations and warranties set forth in (i) the last sentence of Section 5.01(b) (to the extent the representations and warranties set forth in such sentence relate to matters other than the Loan Documents), (ii) the last sentence of Section 5.01(e) and (iii) Sections 5.01(g), 5.01(h), 5.01(i) and 5.01(j).

“Existing Credit Agreement” has the meaning specified in the introduction hereto.

     “Existing Letters of Credit” means each “Letter of Credit” issued pursuant to the terms of, and as defined in, the Existing Credit Agreement and outstanding on the Effective Date.

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“FDIC” means the Federal Deposit Insurance Corporation or any successor.

     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     “Final Termination Date” means, at any time, the latest occurring Termination Date in effect at such time.

     “Foreclosure Guarantee” means any guarantee of secured Indebtedness the obligations under which guarantee are limited to providing that following foreclosure (or sale in lieu thereof) on all such security the guarantor will pay the holder of such Indebtedness the amount (if any) by which the aggregate proceeds received by such holder from such foreclosure or sale fall short of a specified amount, provided that such specified amount does not exceed 25% of the original principal amount of such secured Indebtedness.

     “Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of an Alternate Currency that could be purchased with such amount of Dollars using the reciprocal of foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, except that, with respect to the determination of compliance by the Company with the covenant set forth in Section 6.01(j), “GAAP” shall mean such principles in the United States of America as in effect as of the date of, and used in, the preparation of the audited financial statements of the Company referred to in Section 5.01(e).

“Granting Bank” has the meaning specified in Section 9.07(a).

     “Guarantee” of any Person means (a) any obligation, contingent or otherwise, directly or indirectly guaranteeing any Debt for Borrowed Money of any other Person and (b) any other arrangement having the economic effect of a Guarantee and the principal purpose of which is to assure a creditor against loss in respect of Debt for Borrowed Money, in each case other than (i) the endorsement for collection or deposit in the ordinary course of business, (ii) any Foreclosure Guarantee, (iii) any Bondable Lease Obligation and (iv) recourse obligations that are limited to fraud, waste, misapplication of insurance or condemnation proceeds, environmental liabilities and other customary recourse exceptions to non-recourse indebtedness. The amount of any Guarantee (other than for purposes of determining the Company’s obligations under Article X) shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made, and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount

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of such Guarantee shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

     “Increasing Lender” means, in connection with any increase in the aggregate amount of the Commitments pursuant to Section 2.06(b), a Lender whose Commitment is increased pursuant to Section 2.06(b)(vi).

     “Indebtedness” of any Person means (i) all Debt for Borrowed Money of such Person, (ii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (iii) all Guarantees of such Person and (iv) to the extent not provided in clause (iii), all recourse obligations in respect of Non-Recourse Indebtedness.

“Indemnified Party” has the meaning specified in Section 9.04(b).

     “Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     “Interest Expense” means, for any period, gross interest expense plus capitalized interest for such period, in each case determined in accordance with GAAP.

“Interest Period” means:

     (a) with respect to each Eurocurrency Rate Loan, the period commencing on the date of such Eurocurrency Rate Loan and ending on the numerically corresponding day in the first, second, third or sixth (or, if requested by the Company and acceptable to each of the Lenders, ninth or twelfth) calendar month thereafter, as the Company (on its own behalf and on behalf of any other Borrower) may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select;

     (b) with respect to each Base Rate Loan, the period commencing on the date of such Base Rate Loan and ending on the first Quarterly Date thereafter;

     (c) with respect to each Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the maturity date thereof determined in accordance with Section 2.02(c); and

     (d) with respect to each Swing Loan denominated in Sterling, Euros or Swiss Francs, the period commencing on the date of such Swing Loan and ending on the maturity thereof, as notified by the Company in the relevant Notice of Swing Loan Borrowing;

provided that:

     (i) the Company may not select any Interest Period that ends after the Final Termination Date;

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     (ii) Interest Periods commencing on the same date for Revolving Loans comprising part of the same Revolving Loan Borrowing shall be of the same duration; and

     (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided in the case of any Interest Period for a Eurocurrency Rate Loan, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     “Issuing Banks” means, collectively, Citibank, Bank of America, N.A., The Bank of Nova Scotia and The Royal Bank of Scotland plc, each as an issuer of any Letter of Credit or such other Lender as shall, with the consent of the Issuing Banks, the Company and the Administrative Agent, have assumed the obligations of an Issuing Bank with respect to any or all Letters of Credit hereunder.

“L/C Cash Collateral Account” has the meaning specified in Section 7.02(b).

     “L/C Cash Collateral Account Collateral” has the meaning specified in Section 7.02(b).

     “L/C Cash Collateral Account Investments” has the meaning specified in Section 7.02(c).

     “L/C Cash Collateral Account Obligations” has the meaning specified in Section 7.02(e)(i).

“L/C Related Documents” has the meaning specified in Section 3.04(c)(i).

     “Lenders” means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07 and shall include each Swing Loan Bank and each Issuing Bank.

“Letter of Credit” has the meaning specified in Section 2.04(a).

“Letter of Credit Agreement” has the meaning specified in Section 3.04(a).

     “Letter of Credit Facility” means an aggregate amount not to exceed $500,000,000 at any time outstanding.

     “Letter of Credit Loan” means a payment by an Issuing Bank of a draft drawn under any Letter of Credit pursuant to Section 3.04 or, without duplication, a payment by a Lender in respect thereof pursuant to Section 3.04.

     “Letter of Credit Outstandings” means, at any time, the aggregate Available Amount of all Letters of Credit (which shall be, in the case of a Letter of Credit denominated in Euros, Swiss Francs or Sterling, the Dollar Equivalent thereof as at such time) plus the aggregate outstanding principal amount of all Letter of Credit Loans.

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     “Leverage Ratio” means, as at the last day of any fiscal quarter of the Company ending on or after the date hereof, the ratio of:

(a)	Adjusted Total Debt as of such day, to

(b)	Consolidated EBITDA for the period of four fiscal quarters ending on such day; provided that amounts reflected on the consolidated statements of income and cash flows of the Company and its Subsidiaries that are directly attributable to the acquisition, pre-commencement and operation of Synthetic Fuel Facilities shall be excluded from the calculation of Consolidated EBITDA for purposes of determining the Leverage Ratio; and provided further that “Synthetic Fuel Facility” means any interest of the Company and its Subsidiaries in a facility which produces synthetic fuel that qualifies for tax credits based on Section 29 of the Code.

     “LIBOR Loan” means any Eurocurrency Rate Loan which is denominated in any Currency and bears interest at a rate determined in accordance with clause (a) of the definition of Eurocurrency Rate in this Section 1.01.

     “Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having the practical effect of any of the foregoing, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     “Loans” means all Revolving Loans, all Swing Loans, all Competitive Bid Loans and all Letter of Credit Loans.

     “Loan Documents” means this Agreement, the Notes, each Letter of Credit Document, each Designation Letter and each Termination Letter.

     “Local Time” means, with respect to any Loan denominated, or any payment to be made, in Dollars, New York City time, and with respect to any Loan denominated, or any payment to be made, in an Alternate Currency, the local time in the Principal Financial Center for such Currency.

     “Mandatory Costs” means, with respect to any Lender, the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule III.

     “Margin Regulations” means, collectively, Regulations T, U and X, as from time to time in effect, and any regulation replacing the same, of the Board of Governors of the Federal Reserve System, or any successor thereto.

     “Marriott Family Member” means Alice Marriott, J.W. Marriott, Jr., Richard E. Marriott, any brother or sister of J.W. Marriott, Sr., any children or grandchildren of any of the foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing.

     “Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries taken as a whole.

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     “Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or (c) the ability of the Company to perform its obligations under the Loan Documents.

     “Material Subsidiary” means, at any time, a Subsidiary of the Company having (i) at least 10% of the total Consolidated assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Company) or (ii) at least 10% of the Consolidated revenues of the Company and its Subsidiaries for the fiscal year of the Company then most recently ended.

“MICC” means Marriott International Capital Corporation, a Delaware corporation.

     “Moody’s” means Moody’s Investors Service, Inc., or any successor by merger or consolidation to its business.

     “Multicurrency Swing Loan Banks” means, collectively, Citibank, Barclays Bank PLC, The Royal Bank of Scotland plc and HSBC USA, National Association and such other Lenders as shall, with the consent of each Multicurrency Swing Loan Bank, the Administrative Agent and the Company, have assumed all or any portion of the obligations of a Multicurrency Swing Loan Bank to make Swing Loans denominated in Sterling, Euros or Swiss Francs.

     “Multicurrency Swing Loan Commitment” means, as to any Multicurrency Swing Loan Bank, (i) the Dollar amount set forth opposite its name on Schedule IV hereto or (ii) if such Lender has entered into one or more Acceptances, the amount set forth for such Lender in the Register as being its Multicurrency Swing Loan Commitment; and the Multicurrency Swing Loan Commitments shall, in the aggregate, not exceed $500,000,000 at any time outstanding, as such amount may be increased or reduced as provided in Section 2.06 or as otherwise expressly provided in this Agreement

     “Multiemployer Plan” of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and which is a defined benefit plan, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     “Multiple Employer Plan” of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated.

“MVCI” means Marriott Ownership Resorts, Inc. (d/b/a Marriott Vacation Club

International).

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     “New Commitment Acceptance” means a New Commitment Acceptance executed and delivered by a New Lender, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-3 hereto.

     “New Lender” means, for purposes of Sections 2.06(b), 2.15(c) and 9.07(c), an Eligible Assignee, approved by the Administrative Agent and the Issuing Banks (which approval shall not be unreasonably withheld), that the Company has requested to become a Lender hereunder pursuant to said Section 2.06(b) or 2.15(c).

     “Non-Recourse Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries if, and so long as, such Indebtedness meets the requirements of clause (i), clause (ii), clause (iii) or clause (iv) below:

(i)	Such Indebtedness is secured solely by Purchase Money Liens and: (a) the instruments governing such Indebtedness limit the recourse

(whether direct or indirect) of the holders thereof against the Company and its Subsidiaries for the payment of such Indebtedness to the property securing such Indebtedness (with customary exceptions, including, without limitation, recourse for fraud, waste, misapplication of insurance or condemnation proceeds, and environmental liabilities); provided that any partial Guarantee by, or any other limited recourse for payment of such Indebtedness against, the Company or its Subsidiaries which is not expressly excluded from the definition of “Guarantee” in this Section 1.01 shall, to the extent thereof, constitute a Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness; and

     (b) if such Indebtedness is incurred after the date hereof by the Company or a Subsidiary of the Company which is organized under the laws of the United States or any of its political subdivisions, either:

     (x) (1) the holders of such Indebtedness shall have irrevocably agreed that in the event of any bankruptcy, insolvency or other similar proceeding with respect to the obligor of such Indebtedness, such holders will elect (pursuant to Section 1111(b) of the Federal Bankruptcy Code or otherwise) to be treated as fully secured by, and as having no recourse against such obligor or any property of such obligor other than, the property securing such Indebtedness, and (2) if, notwithstanding any election pursuant to clause (1) above, such holders shall have or shall obtain recourse against such obligor or any property of such obligor other than the property securing such Indebtedness, such recourse shall be subordinated to the payment in full in cash of the obligations owing to the Lenders and the Administrative Agent hereunder and under the Notes; or

     (y) the property securing such Indebtedness is not material to the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries, taken as a whole, as determined at the time such Indebtedness is incurred;

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     (ii) (a) The sole obligor of such Indebtedness (such obligor, a “Specified Entity”) is a corporation or other entity formed solely for the purpose of owning (or owning and operating) property which is (or may be) subject to one or more Purchase Money Liens, (b) such Specified Entity owns no other material property, (c) the sole collateral security provided by the Company and its Subsidiaries with respect to such Indebtedness (if any) consists of property owned by such Specified Entity and/or the capital stock of (or equivalent ownership interests in) such Specified Entity (provided that any partial Guarantee by, or any other limited recourse for payment of such Indebtedness against, the Company or its Subsidiaries which is not expressly excluded from the definition of “Guarantee” in this Section 1.01 shall, to the extent thereof, constitute a Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness), and (d) such Specified Entity conducts its business and operations separately from that of the Company and its other Subsidiaries;

(iii)	Such Indebtedness is COLI Debt; or

(iv)	Such Indebtedness is non-recourse Indebtedness in an aggregate principal amount not exceeding $53,782,000 owing by Essex House Condominium Corporation (a Subsidiary of the Company), as Owner Participant under the Trust Indenture and Security Agreement (Delta 1993-6) dated as of June 1, 1993 with NationsBank of Georgia, N.A., as indenture trustee, which Indebtedness is secured by a Boeing 767 aircraft leased to Delta Airlines and by an assignment of such lease.

“Note” means a Revolving Loan Note or a Competitive Bid Loan Note.

     “Notice of Competitive Bid Loan Borrowing” has the meaning specified in Section 3.02(a).

“Notice of Issuance” has the meaning specified in Section 3.04(a).

     “Notice of Revolving Loan Borrowing” has the meaning specified in Section 3.01(a).

“Notice of Swing Loan Borrowing” has the meaning specified in Section 3.03(a).

“OECD” means the Organization for Economic Cooperation and Development.

     “Operating Agreement” means an agreement between the Company or one of its Subsidiaries and the owner of a lodging or senior living facility pursuant to which the Company or such Subsidiary operates such lodging or senior living facility.

     “Original Commitment” means, as to any Lender, the amount of such Lender’s Commitment (as defined in the Existing Credit Agreement), as in effect immediately prior to the Effective Date.

“Original Note” means a Revolving Loan Note (as defined in the Existing Credit

Agreement).

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“Other Taxes” has the meaning specified in Section 2.12(b).

“Participating Member State” means each state so described in any EMU

Legislation.

     “Participation Agreement” means a loan participation agreement in substantially the form of Exhibit C-2 hereto.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor.

“Permitted Liens” means any of the following:

     (a) Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or the Subsidiary whose property is subject thereto in good faith by appropriate proceedings as to which adequate reserves are being maintained;

     (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested or defended in good faith by appropriate proceedings, or which are suspended or released by the filing of lien bonds, or deposits to obtain the release of such Liens;

     (c) pledges, deposits and other Liens made in the ordinary course of business to secure obligations under worker’s compensation laws, unemployment insurance, social security legislation or similar legislation or to secure public or statutory obligations;

     (d) Liens to secure the performance of bids, tenders, contracts, leases or statutory obligations, or Liens to secure obligations under the Self-Insurance Program, or to secure surety, stay or appeal or other similar types of deposits, Liens or pledges (to the extent such Liens do not secure obligations for the payment of Debt for Borrowed Money);

     (e) attachment or judgment Liens to the extent such Liens are being contested in good faith and by proper proceedings, as to which adequate reserves are being maintained (provided that any such Liens as to which enforcement has been commenced and is unstayed, by reason of pending appeal or otherwise, for a period of more than thirty consecutive days, do not, in the aggregate, secure judgments in excess of $25,000,000);

     (f) Liens on any property of any Subsidiary of the Company to secure Indebtedness owing by it to the Company or another Subsidiary of the Company;

     (g) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

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     (h) Liens arising in connection with operating leases incurred in the ordinary course of business of the Company and its Subsidiaries;

(i)	Liens created in connection with the L/C Cash Collateral Account;

(j)	(i) subordination of any Operating Agreement to any ground lease and/or any mortgage debt of the owner or landlord, and (ii) any agreement by the Company or any of its Subsidiaries as operator to attorn to the holder of such mortgage debt, the lessor under such ground lease or any successor to either; and

     (k) additional Liens upon cash and investment securities; provided that (i) the only obligations secured by such Liens are obligations arising under Swap Transactions entered into with one or more counterparties who are not Affiliates of the Company or any of its Subsidiaries and (ii) the aggregate fair market value of cash and investment securities covered by such Liens does not at any time exceed the aggregate amount of the respective termination or liquidation payments that would be payable to such counterparties upon the occurrence of an event of default or other similar event as to which the Company or any of its Subsidiaries is the defaulting or affected party (subject to the application of any customary and reasonable collateral valuation discount percentages and minimum collateral transfer thresholds and timing provisions contained in the respective security and margin agreements).

     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

     “Principal Financial Center” means, in the case of any Currency, the principal financial center of the country of issue of such Currency, as determined by the Administrative Agent.

     “property” or “properties” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     “Public Debt Rating” means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of long-term senior unsecured, non-credit enhanced debt issued by the Company. For purposes of the foregoing:

     (a) if no Public Debt Rating shall be available from either S&P or Moody’s, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be;

     (b) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating;

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     (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, provided that if the lower rating falls more than one level below the higher rating (or in any event if the higher split rating is Level 5), then the Applicable Margin and the Applicable Percentage shall be based on the rating set forth in the level under the definition of “Applicable Margin” or “Applicable Percentage” immediately above the level for such lower rating; and

     (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change.

     “Purchase Money Lien” means any Lien on property, real or personal, acquired or constructed by the Company or any Subsidiary of the Company after December 30, 1994:

(i)	to secure the purchase price of such property;

(ii)	that was existing on such property at the time of acquisition thereof by the

Company or such Subsidiary and assumed in connection with such acquisition;

     (iii) to secure Indebtedness otherwise incurred to finance the acquisition or construction of such property (including, without limitation, Indebtedness incurred to finance the cost of acquisition or construction of such property within 24 months after such acquisition or the completion of such construction); or

     (iv) to secure any Indebtedness incurred in connection with any extension, refunding or refinancing of Indebtedness (whether or not secured and including Indebtedness under this Agreement) incurred, maintained or assumed in connection with, or otherwise related to, the acquisition or construction of such property;

provided in each case that (1) such Liens do not extend to or cover or otherwise encumber any property other than property acquired or constructed by the Company and its Subsidiaries after December 30, 1994, and (2) such Liens do not cover current assets of the Company or any of its Subsidiaries other than current assets that relate solely to other property subject to such Lien.

     “Quarterly Dates” means the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Effective Date.

“Reference Banks” means Citibank and Barclays Bank PLC.

“Register” has the meaning specified in Section 9.07(d).

     “Required Lenders” means Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate Available Amount of all Letters of Credit (computed, in the case of Loans denominated in an Alternate Currency and Letters of Credit denominated in Sterling, Swiss Francs or Euros, as the Dollar Equivalent thereof, as determined by the Administrative Agent); provided that, for purposes hereof, neither any Borrower, nor any of its Affiliates, if a Lender, shall be included in

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(i) the Lenders holding such amount of the Loans or Available Amount of Letters of Credit or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or Available Amount of Letters of Credit or the total Commitments. For purposes of this definition, the Available Amount of each Letter of Credit and the outstanding amount of each Swing Line Loan and Letter of Credit Loan shall be considered to be owed to the Lenders ratably according to the amounts of their respective Revolving Loan Notes and Commitments (less, in the case of any Lender which is then in default of its obligations under Section 3.03(c) or 3.04(b), the amount in respect of which such Lender is in default).

“Revolving Loan” means a Loan by a Lender to a Borrower as part of a

Revolving Loan Borrowing and refers to a Base Rate Loan or a Eurocurrency Rate Loan, each of which shall be a “Type” of Revolving Loan.

     “Revolving Loan Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type made by each of the Lenders pursuant to Section 2.01(a).

     “Revolving Loan Note” means a promissory note of a Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Loans made by such Lender to such Borrower.

     “Revolving Loan Outstandings” means, at any time, the then aggregate outstanding principal amount of all Revolving Loans (which shall be, in the case of Revolving Loans denominated in a Currency other than Dollars, the Dollar Equivalent thereof at such time).

     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor by merger or consolidation to its business.

“Screen” means:

     (i) in relation to LIBOR, Reuters Screen LIBOR01, Page: BBA LIBOR (or any successor or substitute page, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for the purposes of providing quotations of interest rates applicable to the relevant Currency in the London interbank market); and

     (ii) in relation to EURIBOR, Reuters Screen LIBOR01, Page: BBA LIBOR (or any successor or substitute page, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for the purposes of providing quotations of interest rates applicable to Euros within the member states of the European Union which are Participating Member States).

     “Self-Insurance Program” means the self-insurance program (including related self-funded insurance programs) established and maintained by the Company in the ordinary course of its business.

“Significant Shareholder” means any Person that:

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     (i) is either a Marriott Family Member or on the date hereof possesses, directly or indirectly, and such possession has been publicly disclosed, the power to vote 5% or more of the outstanding shares of common stock of the Company,

     (ii) is or hereafter becomes a spouse of or any other relative (by blood, marriage or adoption) of a Person described in clause (i),

     (iii) is or becomes a transferee of the interests of any of the foregoing Person or Persons by descent or by trust or similar arrangement intended as a method of descent, or

     (iv) is (x) an employee benefit or stock ownership plan of the Company or (y) a grantor trust established for the funding, directly or indirectly, of the Company’s employee benefit plans and programs.

     “Single Employer Plan” of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     “SLS Entity” means any of Marriott Senior Living Services, Inc. and Marriott Senior Living Services Investment 10, Inc. and each other Subsidiary of the Company that owns or operates a senior living services facility.

“SPC” has the meaning specified in Section 9.07(a).

“Standby Letter of Credit” means any Letter of Credit that is not a Trade Letter of

Credit.

“Sterling” means the lawful money of England.

     “Sterling Outstandings” means, at any time, the Dollar Equivalent of the then aggregate outstanding principal amount of Loans denominated in Sterling.

     “Sterling Swing Loan Rate” means, for each Swing Loan denominated in Sterling, a rate per annum equal to the sum of the Applicable Margin for Eurocurrency Rate Loans plus the arithmetic mean of the rates (rounded upwards to four decimal places) quoted by the Reference Banks as of 11:00 a.m. London time on the date of such Swing Loan for the offering of deposits in Sterling for a period comparable to the Interest Period for the relevant Swing Loan and for settlement on that day plus the Mandatory Cost (if any). Interest periods for Swing Loans denominated in Sterling shall not be more than ten Business Days.

     “Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or estate of which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or

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(c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries; provided that so long as accounts of Avendra are not Consolidated, Avendra will not be treated as a Subsidiary of the Borrower or a Subsidiary of any Subsidiary of the Borrower for purposes of this Agreement.

     “Swap Transaction” means (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement, (d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any investment management, master or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.

     “Swing Loan” means a Loan made by (a) a Swing Loan Bank pursuant to Section 2.03 or (b) any Lender pursuant to Section 3.03.

     “Swing Loan Banks” means, collectively, the Dollar Swing Loan Banks and the Multicurrency Swing Loan Banks.

     “Swing Loan Borrowing” means a borrowing consisting of a Swing Loan made by a Swing Loan Bank.

     “Swing Loan Commitments” means, collectively, the Dollar Swing Loan Commitments and the Multicurrency Swing Loan Commitments.

     “Swing Loan Outstandings” means, at any time, the aggregate outstanding principal amount of all Swing Loans (which shall be, in the case of Swing Loans denominated in a Currency other than Dollars, the Dollar Equivalent thereof at such time).

“Swiss Francs” means the lawful currency of the Swiss Confederation.

     “Swiss Franc Outstandings” means, at any time, the Dollar Equivalent of the then aggregate outstanding principal amount of Loans denominated in Swiss Francs.

     “Swiss Franc/Sterling Commitment” means, as to any Swiss Franc/Sterling Lender, (i) the Dollar amount set forth opposite its name on Schedule V hereto or (ii) if such Lender has entered into one or more Acceptances, the amount set forth for such Lender in the Register as its Swiss Franc/Sterling Commitment, in each case as the same may be increased or reduced as expressly provided herein (including, without limitation, pursuant to Sections 2.06, 2.15(c) and 3.08).

     “Swiss Franc/Sterling Lenders” means those Lenders having Swiss Franc/Sterling Commitments, as listed on Schedule V hereto, together with each Eligible Assignee that shall become a party hereto with a Swiss Franc/Sterling Commitment pursuant to Section 9.07.

     “Swiss Franc Swing Loan Rate” means, for each Swing Loan denominated in Swiss Francs, a rate equal to the sum of the Applicable Margin for Eurocurrency Rate Loans plus the arithmetic mean of the rates (rounded upwards to four decimal places) quoted by the Reference Banks as of 11:00 a.m. London time on the date of such Swing Loan for the offering of deposits in Swiss Francs for a period comparable to the Interest Period for the relevant Swing

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Loan and for settlement on that day plus the Mandatory Costs (if any). Interest Periods for Swing Loans denominated in Swiss Francs shall not be more than ten Business Days.

     “Target Operating Day” means any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year’s Day or (iii) any other day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (or any successor settlement system) is not scheduled to operate (as determined by the Administrative Agent).

“Taxes” has the meaning specified in Section 2.12(a).

     “Termination Date” of any Lender means the date five (5) years after the Effective Date (as the same may be extended or changed pursuant to Section 2.06(b), 2.15 or 9.07(a)(vi)) or, if earlier, the date of termination in whole of the Commitments pursuant to the second sentence of Section 2.06(a), pursuant to Section 2.10(c) or pursuant to Section 7.01.

     “Total Commitments” means $2,500,000,000, as such amount may be increased or reduced as provided in Section 2.06 or as otherwise expressly provided in this Agreement.

     “Total Dollar Swing Loan Commitments” means $200,000,000, as such amount may be increased or reduced as provided in Section 2.06 or as otherwise expressly provided in this Agreement.

     “Total Multicurrency Swing Loan Commitments” means $500,000,000, as such amount may be increased or reduced as provided in Section 2.06 or as otherwise expressly provided in this Agreement.

     “Total Outstandings” means, at any time, the sums of (i) the Revolving Loan Outstandings, (ii) the Letter of Credit Outstandings, (iii) the Competitive Bid Loan Outstandings and (iv) the Swing Loan Outstandings.

     “Total Swiss Franc/Sterling Commitments” means $500,000,000, as such amount may be increased or reduced as provided in Section 2.06 or as otherwise expressly provided in this Agreement.

     “Total Swiss Franc/Sterling Outstandings” means, at any time, the sum of (i) the Swiss Franc Outstandings at such time plus (ii) the Sterling Outstandings at such time.

     “Trade Letter of Credit” means any Letter of Credit payable at sight that is issued for the benefit of a supplier to the Company or any of its Subsidiaries to effect payment to the supplier.

     “Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

“Type” has the meaning specified in the definition of “Revolving Loan”.

“UCC” has the meaning specified in Section 7.02(e)(ii).

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     “Unused Commitments” means, at any time, the aggregate amount of the Commitments then unused and outstanding after deducting the Total Outstandings.

     “Voting Stock” means capital stock issued by a corporation or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA.

     “Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person 100% of the Voting Stock of which (other than directors’ qualifying shares or other shares held to satisfy legal or regulatory requirements) are directly or indirectly owned by such Person, or by one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

     “Withdrawal Liability” has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

     SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

SECTION 2.01

The Revolving Loans.

     (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Company and any Designated Borrower in Dollars or (in the case of any Eurocurrency Rate Loan only) in any Alternate Currency from time to time on any Business Day during the period from the Effective Date until the Termination Date of such Lender in an aggregate amount as to all Borrowers not to exceed at any time outstanding the amount of such Lender’s Commitment.

     (b) Anything in this Agreement to the contrary notwithstanding, the Total Outstandings shall (1) not on the date of any extension of credit under this Agreement nor on the last day of an Interest Period for any outstanding Borrowing exceed the Total Commitments or

(2)	not on the last Business Day of any week exceed 103% of the Total Commitments. (c) Each Revolving Loan Borrowing shall be in an aggregate amount of not less than $10,000,000 or, in the case of Eurocurrency Rate Loans denominated in an Alternate Currency, the Foreign Currency Equivalent thereof (or, if less, an aggregate amount equal to the lesser of (x) the difference between the aggregate amount of a proposed Competitive Bid Loan

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Borrowing requested by the Company and the aggregate amount of Competitive Bid Loans offered to be made by the Lenders and accepted by the Company in respect of such Competitive Bid Loan Borrowing, if such Competitive Bid Loan Borrowing is made on the same date as such Revolving Loan Borrowing and (y) the then remaining Unused Commitments of the Revolving Lenders participating in such Borrowing, as applicable).

     (d) Each Revolving Loan Borrowing shall (subject to Section 2.09(d)) consist of Revolving Loans of the same Type in the same Currency made on the same day by the Lenders ratably according to their respective Commitments.

     (e) The Borrowers shall be entitled, on the terms and conditions hereof including the limitation set forth in Section 2.01(b), to utilize the Commitments by borrowing Revolving Loans in Swiss Francs or in Sterling, provided, however, that the following provisions shall apply:

     (i) any Revolving Loans in Swiss Francs or Sterling shall be made by the Swiss Franc/Sterling Lenders, ratably according to their respective Swiss Franc/Sterling Commitments, and no other Lender shall have any obligation to participate in any Revolving Loan Borrowing under this clause (e); and

     (ii) the Total Swiss Franc/Sterling Outstandings shall not at any time exceed the Total Swiss Franc/Sterling Commitments.

     (f) Within the limits set forth above, each Borrower may from time to time borrow, repay pursuant to Section 2.07 or prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

SECTION 2.02

The Competitive Bid Loans.

     (a) The Company may request the making of Competitive Bid Loan Borrowings to any Borrower in Dollars or in any Alternate Currency from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Final Termination Date in the manner set forth in Section 3.02, provided that, following the making of each Competitive Bid Loan Borrowing, (i) the Total Outstandings shall not exceed the lesser of (x) the Total Commitments and (y) the aggregate amount of the Commitments scheduled to be in effect on the scheduled maturity date of the Competitive Bid Loans to be made as part of such Borrowing and (ii) the Total Swiss Franc/Sterling Outstandings shall not exceed the lesser of (x) the aggregate amount of the Total Swiss Franc/Sterling Commitments and (y) the aggregate amount of the Swiss Franc/Sterling Commitments scheduled to be in effect on the scheduled maturity date of the Competitive Bid Loans to be made as part of such Borrowing.

     (b) Within the limits and on the conditions set forth in this Section 2.02, each Borrower may from time to time borrow under this Section 2.02, repay pursuant to Section 2.07 or prepay (if permitted pursuant to Section 2.10), and reborrow under this Section 2.02, provided that a Competitive Bid Loan Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Loan Borrowing.

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SECTION 2.03

The Swing Loans.

     (a) The Company may request each Swing Loan Bank to make, and each Swing Loan Bank agrees, on the terms and conditions hereof including the limitation set forth in Section 2.01(b), to make Swing Loans to any Borrower from time to time on any Business Day during the period from the date of the initial Borrowing until 15 Business Days before the then scheduled Termination Date of such Swing Loan Bank in an aggregate amount as to all Borrowers not to exceed at any time outstanding the lesser of (i) the Swing Loan Commitments and (ii) the then Unused Commitments of Lenders having Termination Dates falling on or after the proposed maturity date of such Swing Loan (provided, that if any such Swing Loan is denominated in Swiss Francs or Sterling, the determination made in this clause (ii) shall be made based upon the Unused Commitments of the Swiss Franc/Sterling Lenders only).

     (b) The Borrowers shall be entitled, on and subject to the terms and conditions hereof, to borrow Swing Loans in Euros, Swiss Francs or Sterling, provided, that the following provisions shall apply:

     (i) Swing Loans denominated in Euros, Swiss Francs or Sterling shall be made only by the Multicurrency Swing Loan Banks, and shall be made pro rata in accordance with their respective Multicurrency Swing Loan Commitments, and no other Swing Loan Banks shall have any obligation to participate in any Swing Loan Borrowing under this clause (b); and

     (ii) the Dollar Equivalent of the aggregate outstanding principal amount of all Swing Loans denominated in Euros, Swiss Francs and Sterling shall not at any time exceed the Total Multicurrency Swing Loan Commitments.

     (c) The Borrowers shall be entitled, on and subject to the terms and conditions hereof, to utilize the Swing Loan Commitments by borrowing Swing Loans in Dollars, provided, that the following provisions shall apply:

     (i) any Swing Loans in Dollars shall be made only by the Dollar Swing Loan Banks, pro rata in accordance with their respective Dollar Swing Loan Commitments, and no other Swing Loan Banks shall have any obligation to participate in any Swing Loan Borrowing under this clause (c); and

     (ii) the aggregate outstanding Swing Loans denominated in Dollars shall not at any time exceed the aggregate Dollar Swing Loan Commitments.

     (d) Within the limits of the Swing Loan Commitments, the Dollar Swing Loan Commitments, the Multicurrency Swing Loan Commitments and the Unused Commitments as aforesaid, each Borrower may borrow under this Section 2.03, repay pursuant to Section 2.07 or prepay pursuant to Section 2.10 and reborrow under this Section 2.03.

SECTION 2.04 The Letters of Credit.

(a) (i) Each Issuing Bank agrees, on the terms and conditions hereof including

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the limitation set forth in Section 2.01(b), to issue one or more letters of credit (each, a “Letter of Credit”) for the account of the Company, or, at the direction of the Company, for the account of any of its Subsidiaries or any other Person, from time to time on any Business Day during the period from the Effective Date until the date 30 days before the then scheduled Termination Date of such Issuing Bank, provided that the aggregate Available Amount of all Letters of Credit (including the Dollar Equivalent of the Available Amount of any Letters of Credit denominated in Euros, Swiss Francs or Sterling) shall not exceed at any time the lesser of (x) the Letter of Credit Facility and (y) the aggregate Unused Commitments of Lenders having Termination Dates falling on or after the expiration date of such Letter of Credit, provided, further, that the Available Amount of all Letters of Credit issued by The Royal Bank of Scotland plc (including the Dollar Equivalent of the Available Amount of such Letters of Credit denominated in Euros, Swiss Francs and Sterling) shall not at any time exceed $50,000,000. Each Letter of Credit shall be denominated in Dollars, Euros, Sterling or Swiss Francs.

     (ii) No Letter of Credit shall have an expiration date (including all rights of the Company or other account party or the beneficiary thereof to require renewal of, or to have automatically renewed, such Letter of Credit) later than 30 days before the then scheduled Termination Date (as in effect on the date of issuance of the applicable Letter of Credit) of the Issuing Bank issuing such Letter of Credit.

     (iii) Any Standby Letter of Credit may provide that it will be automatically renewed annually unless notice is given (1) by the Company to the relevant Issuing Bank not less than five Business Days prior to the date of the automatic renewal of such Standby Letter of Credit, that such Letter of Credit will not be renewed, or (2) by the relevant Issuing Bank to the Company not less than thirty Business Days prior to the date of the automatic renewal of such Standby Letter of Credit, of its election not to renew such Letter of Credit; provided, however, that no Issuing Bank shall give such a notice except (A) at any time during the continuance of any Default or (B) if any automatic renewal would extend a Letter of Credit expiration date to later than 30 days prior to the then scheduled Termination Date of such Issuing Bank. In either case in which such notice is given pursuant to the preceding sentence, such Letter of Credit will expire on the date it would otherwise have been automatically renewed, provided that the terms of such Letter of Credit may (y) require the relevant Issuing Bank forthwith to give to the named beneficiary of such Letter of Credit notice of any notice given pursuant to the preceding sentence and (z) permit the beneficiary, upon receipt of the notice under clause (y), to draw under such Letter of Credit prior to the date such Letter of Credit would otherwise have been automatically renewed.

     (iv) Within the limits of the Letter of Credit Facility, and subject to the terms hereof, the Company may request the issuance of Letters of Credit under Section 3.04, repay or prepay before demand any Letter of Credit Loans resulting from drawings thereunder pursuant to Section 2.07(d) and request the issuance of additional Letters of Credit under Section 3.04.

     (b) Prior to the date hereof, The Bank of Nova Scotia has issued the Existing Letters of Credit under the terms of the Existing Credit Agreement. The Company and each other Borrower agree that effective on the Effective Date, each Existing Letter of Credit shall be

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deemed to be a “Letter of Credit” for all purposes of this Agreement and shall be subject to the provisions hereof (including, without limitation, this Section 2.04 and Section 3.04).

SECTION 2.05 Fees.

     (a) Facility Fees. The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the average daily amount (whether used or unused) of such Lender’s Commitment from the Effective Date (in the case of each Bank), and from the effective date specified in the Acceptance pursuant to which it became a Lender (in the case of each other Lender), until the Termination Date of such Lender, payable in Dollars in arrears on each Quarterly Date during the term of such Lender’s Commitment, and on the Termination Date of such Lender, at a rate per annum equal to the Applicable Percentage in effect from time to time for facility fees.

(b)	Letter of Credit Compensation.

(i) The Company agrees to pay to the Administrative Agent for the account of each Lender a commission on such Lender’s pro rata share of the average daily aggregate Available Amount of (A) all Standby Letters of Credit outstanding from time to time and (B) all Trade Letters of Credit outstanding from time to time, in each case at the Applicable Margin in effect from time to time for Eurocurrency Rate borrowings, payable in Dollars (the amount of which commission shall be determined, in the case of the Available Amount of Letters of Credit denominated in Euros, Sterling and Swiss Francs, on the basis of the Dollar Equivalent of such amount on the date payable) in arrears quarterly on each Quarterly Date and on the Termination Date of such Lender, commencing on the first Quarterly Date after the date hereof.

     (ii) The Company agrees to pay to each Issuing Bank, for its own account, (x) a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, payable quarterly in arrears on each Quarterly Date during which such Issuing Bank has acted in such capacity, and on the scheduled Termination Date of such Issuing Bank (if such Issuing Bank acted in such capacity up to such date), in an amount equal to the product of 0.125% per annum of the average daily Available Amount of such Letter of Credit multiplied by the actual number of days such Letter of Credit was outstanding in such period, divided by 365 or 366, as applicable, which amount shall be payable in Dollars and calculated based on the Dollar Equivalent of any amount otherwise calculated in Euros, Sterling or Swiss Francs on the date when such amount is payable, and (y) such customary fees and charges in connection with the issuance or administration of each Letter of Credit as may be agreed in writing between the Company and such Issuing Bank from time to time.

(c) Competitive Bid Loan Fee. The Company agrees to pay to the

Administrative Agent for its own account a fee in the amount of $3,500 for each request made by the Company for a Competitive Bid Loan Borrowing pursuant to Section 3.02.

     (d) Utilization Fees. The Company agrees to pay to the Administrative Agent for the account of each Lender a utilization fee on the aggregate outstanding principal amount of the Loans of such Lender for each day that the aggregate outstanding principal amount of Loans

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shall exceed 50% of the aggregate amount of the Commitments at a rate per annum equal to the Applicable Percentage in effect from time to time for utilization fees, payable on each day on which interest is payable hereunder, and computed on the same basis as interest on each relevant Loan.

     (e) Other Fees. The Company agrees to pay to the Administrative Agent such fees as from time to time may be separately agreed between the Company and the Administrative Agent.

SECTION 2.06 Reductions and Increases of the Commitments.

(a)	Commitment Reductions, Etc.

(i) The Commitment of each Lender shall be automatically reduced to zero on the Termination Date of such Lender. In addition, the Company shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that (x) the Total Commitments shall not be reduced pursuant to this sentence to an amount which is less than the Total Outstandings, (y) each partial reduction shall be in an aggregate amount of at least $10,000,000 and (z) a reduction in the Commitments shall not be allowed if, as a result thereof, the Commitments would be reduced to an amount which is less than the sum of the Total Dollar Swing Loan Commitments plus the Total Multicurrency Swing Loan Commitments plus the Letter of Credit Facility. Each Commitment reduction pursuant to this Section 2.06(a)(i) shall be permanent (subject, however, to the rights of the Company under Section 2.06(b)).

     (ii) The Swiss Franc/Sterling Commitment of each Swiss Franc/Sterling Lender shall be automatically reduced to zero on the Termination Date of such Lender. In addition, the Company shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of their respective Swiss/Franc Sterling Commitments of the Swiss Franc/Sterling Lenders, provided that (w) the Total Swiss Franc/Sterling Commitments shall not be reduced pursuant to this sentence to an amount which is less than the Total Swiss Franc/Sterling Outstandings, (x) each partial reduction shall be in an aggregate amount of at least $10,000,000, (y) a reduction in the Swiss Franc/Sterling Commitments shall not be allowed if, as a result thereof, the Swiss Franc/Sterling Commitments would be reduced to an amount which is less than the sum of the Total Multicurrency Swing Loan Commitments and (z) any reduction in the Swiss Franc/Sterling Commitments shall result in an automatic proportional reduction in the Multicurrency Swing Loan Commitments. Each Swiss

Franc/Sterling Commitment reduction pursuant to this Section 2.06(a)(ii) shall be permanent (subject, however, to the rights of the Company under Section 2.06(b)).

     (iii) The Dollar Swing Loan Commitment of each Dollar Swing Loan Bank shall be automatically reduced to zero on the Termination Date of such Dollar Swing Loan Bank. In addition, the Company shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of their respective Dollar Swing Loan

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Commitments of the Dollar Swing Loan Banks, provided that (x) the Total Dollar Swing Loan Commitments shall not be reduced pursuant to this sentence to an amount which is less than the aggregate outstanding principal amount of the Dollar Swing Loans at such time and (y) each partial reduction shall be in an aggregate amount of at least $10,000,000. Each Dollar Swing Loan Commitment reduction pursuant to this Section 2.06(a)(iii) shall be permanent (subject, however, to the rights of the Company under Section 2.06(b)).

     (iv) The Multicurrency Swing Loan Commitment of each Multicurrency Swing Loan Bank shall be automatically reduced to zero on the Termination Date of such Multicurrency Swing Loan Bank. In addition, the Company shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of their respective Multicurrency Swing Loan Commitments of the Multicurrency Swing Loan Banks, provided that (x) the Total Multicurrency Swing Loan Commitments shall not be reduced pursuant to this sentence to an amount which is less than the aggregate outstanding principal amount of the Multicurrency Swing Loans at such time and (y) each partial reduction shall be in an aggregate amount of at least $10,000,000. Each Multicurrency Swing Loan Commitment reduction pursuant to this Section 2.06(a)(iv) shall be permanent (subject, however, to the rights of the Company under Section 2.06(b)).

(b)	Optional Increases of Commitments.

(i) Not more than once in any calendar year, the Company may propose to increase the Total Commitments by an aggregate amount of not less than $10,000,000 or an integral multiple of $5,000,000 in excess thereof (a “Proposed Aggregate Commitment Increase”) in the manner set forth below, provided that:

     (1) no Default shall have occurred and be continuing either as of the date on which the Company shall notify the Administrative Agent of its request to increase the Total Commitments or as of the related Increase Date (as hereinafter defined);

     (2) after giving effect to any such increase, the Total Commitments shall not exceed $3,000,000,000;

     (3) after giving effect to any such increase, the Total Swiss Franc/Sterling Commitments shall not exceed $600,000,000;

     (4) after giving effect to any such increase, the Total Dollar Swing Loan Commitments shall not exceed $250,000,000; and

(5) after giving effect to any such increase, the Total

Multicurrency Swing Loan Commitments shall not exceed $600,000,000.

     (ii) The Company may request an increase in the aggregate amount of the Commitments by delivering to the Administrative Agent a notice (an “Increase Notice”, the date of delivery thereof to the Administrative Agent being the “Increase

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Notice Date”) specifying (1) the Proposed Aggregate Commitment Increase, (2) the amount, if any, by which the Company would like to increase the aggregate amount of the Swiss Franc/Sterling Commitments, the Dollar Swing Loan Commitments and/or the Multicurrency Swing Loan Commitments (which in each case shall be proportional to the amount of the Proposed Aggregate Commitment Increase), (3) the proposed date (the “Increase Date”) on which the Commitments would be so increased (which Increase Date may not be fewer than 30 nor more than 60 days after the Increase Notice Date) and (4) the New Lenders, if any, to whom the Company desires to offer the opportunity to commit to all or a portion of the Proposed Aggregate Commitment Increase and which New Lenders, if any, the Company desires the opportunity to commit to all or a portion of the Proposed Aggregate Commitment Increase that would increase the Swiss Franc/Sterling Commitments, the Dollar Swing Loan Commitments and/or the Multicurrency Swing Loan Commitments. The Administrative Agent shall in turn promptly notify each Lender of the Company’s request by sending each Lender a copy of such notice.

     (iii) Not later than the date five days after the Increase Notice Date, the Administrative Agent shall notify each New Lender, if any, identified in the related Increase Notice of the opportunity to commit to all or any portion of the Proposed Aggregate Commitment Increase. Each such New Lender may irrevocably commit to all or a portion of the Proposed Aggregate Commitment Increase, representing any combination of Revolving Commitments, Swiss Franc/Sterling Commitments, Dollar Swing Line Commitments and Multicurrency Swing Line Commitments, as applicable (such New Lender’s “Proposed New Commitment”) by notifying the Administrative Agent (which shall give prompt notice thereof to the Company) before 11:00 A.M. (New York City time) on the date that is 10 days after the Increase Notice Date; provided that:

     (1) the Proposed New Commitment of each New Lender shall be in an aggregate amount not less than $10,000,000; and

     (2) each New Lender that submits a Proposed New Commitment shall execute and deliver to the Administrative Agent (for its acceptance and recording in the Register) a New Commitment Acceptance in accordance with the provisions of Section 9.07 hereof, together with a processing and recordation fee of $3,500.

     (iv) If the aggregate Proposed New Commitments of all of the New Lenders shall be less than the Proposed Aggregate Commitment Increase, then (unless the Company otherwise requests) the Administrative Agent shall, on or prior to the date that is 15 days after the Increase Notice Date, notify each Lender of (x) the opportunity to so commit to all or any portion of the Proposed Aggregate Commitment Increase not committed to by New Lenders pursuant to Section 2.06(b)(iii) and (y) the then-current Final Termination Date. Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to commit to all or a portion of such remainder, representing any combination of Revolving Commitments, Swiss Franc/Sterling Commitments, Dollar Swing Line

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Commitments and Multicurrency Swing Line Commitments, as applicable (such Lender’s “Proposed Increased Commitment”) by notifying the Administrative Agent (which shall give prompt notice thereof to the Company) no later than 11:00 A.M. (New York City time) on the date five days before the Increase Date. In no event shall any Lender be obligated to increase its Commitments hereunder.

     (v) If the aggregate amount of Proposed New Commitments and Proposed Increased Commitments (such aggregate amount, the “Total Committed Increase”) equals or exceeds $10,000,000, then, subject to the conditions set forth in Section 2.06(b)(i):

(1) effective on and as of the Increase Date, the Total

Commitments shall be increased by the Total Committed Increase (provided that the aggregate amount of the Commitments shall in no event be increased pursuant to this Section 2.06(b) to more than $3,000,000,000) and shall be allocated among the New Lenders and the Lenders as provided in Section 2.06(b)(vi);

     (2) effective on and as of the Increase Date, the then current aggregate amount of the Swiss Franc/Sterling Commitments shall be increased by that portion of the Total Committed Increase representing a proportional increase in the Swiss Franc/Sterling Commitments, if any (provided that the Total Swiss Franc/Sterling Commitments shall in no event be increased pursuant to this Section 2.06(b) to more than $600,000,000);

     (3) effective on and as of the Increase Date, the then current aggregate amount of the Dollar Swing Loan Commitments shall be increased by that portion of the Total Committed Increase representing a proportional increase in the Dollar Swing Loan Commitments, if any (provided that the Total Dollar Swing Loan Commitments shall in no event be increased pursuant to this Section 2.06(b) to more than $250,000,000);

     (4) effective on and as of the Increase Date, the then current aggregate amount of the Multicurrency Swing Loan Commitments shall be increased by that portion of the Total Committed Increase representing a proportional increase in the Swiss Franc/Sterling Commitments, if any (provided that the Total Multicurrency Swing Loan Commitments shall in no event be increased pursuant to this Section 2.06(b) to more than $600,000,000);

     (5) effective on and as of the Increase Date, the Termination Date of each New Lender that offers a Proposed New Commitment and of each Increasing Lender shall be changed to the Final Termination Date (notwithstanding any earlier Termination Date for such Lender which may then be in effect pursuant to Section 2.15); and

     (6) on the Increase Date, if (A) any Revolving Loans are then outstanding, the Borrowers shall borrow Revolving Loans from all or certain of the Lenders and/or (subject to compliance by the Company with

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Section 9.04(c)) prepay Revolving Loans of all or certain of the Lenders such that, after giving effect thereto, the Revolving Loans (including, without limitation, the Types, Currencies and Interest Periods thereof) shall be held by the Lenders (including for such purposes New Lenders) ratably in accordance with their respective Commitments (subject, however, to Section 2.09(d)) and (B) any Swiss Franc Loans and/or Sterling Loans are then outstanding, the Borrowers shall borrow Swiss Franc Loans and/or Sterling Loans, as the case may be, from all or certain of the Lenders and/or (subject to compliance by the Company with Section 9.04(c)) prepay Swiss Franc Loans and/or Sterling Loans of all or certain of the Lenders such that, after giving effect thereto, the Swiss Franc Loans and the Sterling Loans (including, without limitation, the Types, Currencies and Interest Periods thereof) shall be held by the Swiss Franc/Sterling Lenders (including for such purposes New Lenders) ratably in accordance with their respective Swiss Franc/Sterling Commitments (subject, however, to Section 2.09(d)).

If the Total Committed Increase is less than $10,000,000, then the Total Commitments shall not be changed.

     (vi) The Total Committed Increase shall be allocated among New Lenders having Proposed New Commitments and Lenders having Proposed Increased Commitments as follows:

     (1) If the Total Committed Increase shall be at least $10,000,000 and less than or equal to the Proposed Aggregate Commitment Increase, then (x) the initial Commitment of each New Lender shall be such New Lender’s Proposed New Commitment and (y) the Commitment of each Lender shall be increased by such Lender’s Proposed Increased Commitment.

     (2) If the Total Committed Increase shall be greater than the Proposed Aggregate Commitment Increase, then the Total Committed Increase shall be allocated:

     (x) first to New Lenders (to the extent of their respective Proposed New Commitments) in such a manner as the Company and the Administrative Agent shall agree; and

     (y) then to Lenders (to the extent of their respective Proposed Increased Commitments, if any) in such a manner as the Company shall determine in its sole discretion upon consultation with the Administrative Agent and the Syndication Agent; provided, that:

     (A) the Proposed Increased Commitments representing a proportional increase in the Swiss Franc/Sterling Commitments to Swiss Franc/Sterling Lenders (including such Lenders whose Proposed Increased Commitment includes a Swiss Franc/Sterling Commitment) on a pro rata basis based on the ratio of (i) the amount of each Swiss Franc/Sterling Lender’s Proposed Increased Commitment (if any) determined pursuant to clause (y) above and representing an increased Swiss Franc/Sterling

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Commitment to (ii) the aggregate amount of the Proposed Increased Commitments representing an increased Total Swiss Franc/Sterling Commitment,

     (B) the Proposed Increased Commitments representing a proportional increase in the Dollar Swing Loan Commitments to Dollar Swing Loan Banks (including such Lenders whose Proposed Increased Commitment includes a Dollar Swing Loan Commitment) on a pro rata basis based on the ratio of (i) each Dollar Swing Loan Bank’s Proposed Increased Commitment (if any) determined pursuant to clause (y) above and representing an increased Dollar Swing Loan Commitment to (ii) the aggregate amount of the Proposed Increased Commitments representing an increased Total Dollar Swing Loan Commitment, and

     (C) the Proposed Increased Commitments representing a proportional increase in the Multicurrency Swing Loan Commitments to Multicurrency Swing Loan Banks (including such Lenders whose Proposed Increased Commitment includes a Multicurrency Swing Loan Commitment) on a pro rata basis based on the ratio of (i) each Multicurrency Swing Loan Bank’s Proposed Increased Commitment (if any) determined pursuant to clause (y) above and representing an increased Multicurrency Swing Loan Commitment to (ii) the aggregate amount of the Proposed Increased Commitments representing an increased Total Multicurrency Swing Loan Commitment.

     (vii) No increase in the Commitments contemplated hereby shall become effective until the Administrative Agent shall have received (x) Revolving Loan Notes payable by each of the Borrowers to each New Lender and each Increasing Lender and (y) evidence satisfactory to the Administrative Agent (including an update of paragraphs 2 and 4 of the opinion of counsel provided pursuant to Section 4.01(a)(iv)) that such increases in the Commitments, and borrowings thereunder, have been duly authorized.

SECTION 2.07

Repayment.

     (a) Revolving Loans. Each Borrower shall repay to the Administrative Agent for the account of each Revolving Lender the principal amount of each Revolving Loan made by such Lender to such Borrower, and each Revolving Loan made by such Lender shall mature, on the earlier of (i) the last day of the Interest Period for such Revolving Loan and (ii) the Termination Date of such Lender.

     (b) Competitive Bid Loans. Each Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Loan to such Borrower, and each other holder of a Competitive Bid Loan Note of such Borrower, on the maturity date of each Competitive Bid Loan made to such Borrower (such maturity date being that specified by the Company for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02 and provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan.

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     (c) Swing Loans. Each Borrower shall repay to the Administrative Agent for the account of each Swing Loan Bank and each other Lender that has made a Swing Loan, the outstanding principal amount of each Swing Loan to such Borrower made by each of them on the earlier of (i) the maturity date specified in the applicable Notice of Swing Loan Borrowing (which maturity shall be no later than (x) the seventh day after the requested date of such Borrowing, in the case of a Swing Loan denominated in Dollars, (y) the tenth Business Day after the requested date of such Borrowing, in the case of a Swing Loan denominated in Swiss Francs or Sterling and (z) the tenth Target Operating Day after the requested date of such Borrowing, in the case of a Swing Loan denominated in Euro) and (ii) the Termination Date of such Lender.

     (d) Letter of Credit Loans. The Company shall repay to each Issuing Bank and each other Lender which has made a Letter of Credit Loan (including, without limitation, any Letter of Credit Loan arising out of payment of a Letter of Credit issued for the account of a Person other than the Company) the outstanding principal amount of each Letter of Credit Loan made by each of them on demand by the holder thereof (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) and, in any event, on the Final Termination Date (and, with respect to each Lender, on the Termination Date of such Lender). The Company may prepay any Letter of Credit Loan at any time. Each Issuing Bank shall give notice to the Company of the making of any Letter of Credit Loan by such Issuing Bank and of the sale or assignment of any Letter of Credit Loan by it pursuant to Section 3.04(b), and each Lender shall give notice to the Company of any sale or assignment of any Letter of Credit Loan by it, in each case on the date on which such transaction takes place.

(e)	Certain Prepayments.

(i) If, as of the last Business Day of any week during the period from the

Effective Date until the Final Termination Date, (1) the sum of (x) the aggregate amount of all Loans (for which purpose the amount of any Loan that is denominated in an Alternate Currency shall be deemed to be the Dollar Equivalent thereof) plus (y) the Available Amount of all Letters of Credit (for which purpose the Available Amount of any Letter of Credit denominated in Sterling, Swiss Francs or Euros shall be deemed to be the Dollar Equivalent thereof as of the date of determination) exceeds (2) 103% of the then Total Commitments, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Company, specifying the amount to be prepaid under this clause (i), and the Company shall, within two Business Days of the date of such notice, prepay the Loans, or cause Loans to be prepaid, in an amount so that after giving effect thereto the aggregate outstanding principal amount of the Loans (determined as aforesaid) plus the Available Amount of all Letters of Credit (determined as aforesaid) does not exceed the Total Commitments; provided that any such payment shall be accompanied by any amounts payable under Section 9.04(c).

     (ii) If, as of the last Business Day of any week during the period from the Effective Date until the Final Termination Date, (1) the sum of (x) the Dollar Equivalent of the Total Swiss Franc/Sterling Outstandings plus (y) the Dollar Equivalent of the Available Amount of all Letters of Credit denominated in Sterling and Swiss Francs exceeds (2) 103% of the then Total Swiss Franc/Sterling Commitments, the Administrative Agent shall use all reasonable efforts to give

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prompt written notice thereof to the Company, specifying the amount to be prepaid under this clause (ii), and the Company shall, within two Business Days of the date of such notice, prepay the Loans, or cause Loans to be prepaid, in an amount so that after giving effect thereto the Total Swiss Franc/Sterling Outstandings (determined as aforesaid) plus the Available Amount of all Letters of Credit (determined as aforesaid) does not exceed the Total Swiss Franc/Sterling Commitments; provided that any such payment shall be accompanied by any amounts payable under Section 9.04(c).

     (iii) If, as of the last Business Day of any week during the period from the Effective Date until the Final Termination Date, (1) the Dollar Equivalent of the aggregate outstanding principal balance of Multicurrency Swing Loans exceeds (2) 103% of the Total Multicurrency Swing Loan Commitments, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Company, specifying the amount to be prepaid under this clause (iii), and the Company shall, within two Business Days of the date of such notice, prepay the Multicurrency Swing Loans, or cause Loans to be prepaid, in an amount so that after giving effect thereto the aggregate outstanding principal balance of Multicurrency Swing Loans (determined as aforesaid) does not exceed the Total Multicurrency Swing Loan Commitments.

     (iv) In addition, if on the last day of any Interest Period the aggregate outstanding principal amount of the Loans (after giving effect to any Loans being made to repay Loans maturing on that date) plus the Available Amount of all Letters of Credit would exceed 100% of the aggregate amount of the Commitments, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Company, specifying the amount to be prepaid under this clause (iv), and the Company shall, within two Business Days of the date of such notice, prepay the Loans, or cause Loans to be prepaid, or reduce the requested Loans in such amounts that after giving effect to such action the aggregate outstanding principal amount of the Loans (after giving effect to any Loans being made to repay Loans maturing on that date) plus the Available Amount of all Letters of Credit does not exceed the aggregate amount of the Commitments; provided that any such payment shall be accompanied by any amounts payable under Section 9.04(c).

     (v) The determinations of the Administrative Agent under this Section 2.07(e) shall be conclusive and binding on the Company and the other Borrowers in the absence of manifest error.

SECTION 2.08

Interest.

     (a) Ordinary Interest. Each Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender to such Borrower, from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

     (i) Base Rate Loans, Swing Loans in Dollars and Letter of Credit Loans. If such Loan is either a Revolving Loan, a Swing Loan that is denominated in Dollars or a Letter of Credit Loan which, in each case, bears interest at the Base Rate, a rate

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per annum equal at all times to the Base Rate in effect from time to time, payable on

(A)	each Quarterly Date while such Revolving Loan or Swing Loan is outstanding or

(B)	the last day of each month during which such Letter of Credit Loan is outstanding, and in each case, on the date such Revolving Loan, Swing Loan or Letter of Credit Loan shall be paid in full.

     (ii) Multicurrency Swing Loans. If such Loan is a Swing Loan that is (x) denominated in Sterling, a rate per annum equal at all times to the Sterling Swing Loan Rate in effect from time to time, (y) denominated in Euros, a rate per annum equal at all times to the Euro Swing Loan Rate in effect from time to times and (z) denominated in Swiss Francs, a rate per annum equal at all times to the Swiss Franc Swing Loan Rate in effect from time to time, in each case payable on each Quarterly Date while such Swing Loan is outstanding and on the date such Swing Loan shall be paid in full.

     (iii) Eurocurrency Rate Loans. If such Loan is a Eurocurrency Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin plus Mandatory Costs, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, at three-month intervals following the first day of such Interest Period.

     (iv) Competitive Bid Loans. If such Loan is a Competitive Bid Loan, a rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to Section 3.02, payable on the interest payment date or dates specified by the Company for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02, as provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

     (b) Default Interest. Notwithstanding the foregoing, each Borrower shall pay interest on (x) the unpaid principal amount of each Loan made by each Lender to such Borrower that is not paid when due, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on such Loan pursuant to said clause (a)(i) or (a)(ii) and (y) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on Base Rate Loans pursuant to clause (a)(i) above.

SECTION 2.09

Interest Rate Determinations.

     (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurocurrency Rate, the Sterling Swing Loan Rate, the Euro Swing Loan Rate and the Swiss Franc Swing Loan Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

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     (b) The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08(a)(i), (ii) and (iii), and the applicable rate, if any, displayed on the relevant Screen or furnished by each Reference Bank, as the case may be, for the purpose of determining the applicable interest rate under Section 2.08(a)(ii) and (iii).

     (c) If prior to 10:00 A.M. (New York City time) on any date on which an interest rate is to be determined pursuant to (a) the proviso to the definition of clause (a) of “Eurocurrency Rate” relating to LIBOR Loans, the Administrative Agent receives notice from two or more of the Reference Banks that deposits in the relevant Currency are not being offered by such Reference Bank or Banks to prime banks in the London interbank market for the applicable Interest Period or in the applicable amounts, (b) the proviso to the definition of clause (b) of “Eurocurrency Rate” relating to EURIBOR Loans, the Administrative Agent receives notice from two or more of the Reference Banks that deposits in the Euros are not being offered by such Reference Bank or Banks to prime banks in the European interbank market for the applicable Interest Period or in the applicable amounts or (c) the definition of “Sterling Swing Loan Rate”, “Euro Swing Loan Rate” or “Swiss Franc Swing Loan Rate”, the Administrative Agent receives notice from two or more of the Reference Banks that deposits in Sterling, Euros or Swiss Francs are not being offered by such Reference Bank or Banks for the applicable Interest Period or in the applicable amounts, then, in each case, the Administrative Agent shall so notify the Company of such circumstances, whereupon the right of the Company to select Eurocurrency Rate Loans or Swing Rate Loans, as the case may be, in such Currency for any requested Revolving Loan Borrowing or Swing Rate Loan or any subsequent Revolving Loan Borrowing or Swing Rate Borrowing shall be suspended until the first date on which the circumstances causing such suspension cease to exist. If the Company shall not, in turn, before 11:00 A.M. (New York City time) on such date notify the Administrative Agent that its Notice of Revolving Loan Borrowing or Notice of Swing Loan Borrowing with respect to such Eurocurrency Rate or Swing Loan Rate, as the case may be, shall be (i) in the case of a Eurocurrency Rate Loan, converted to a Notice of Revolving Loan Borrowing for Eurocurrency Rate Loan in a different Currency or a Base Rate Loan, such Notice of Revolving Loan Borrowing shall be deemed to be canceled and of no force or effect, and the Company shall not be liable to the Administrative Agent or any Lender with respect thereto except as set forth in Section 3.01(c) and (ii) in the case of a Swing Loan, converted to a Notice of Swing Loan Borrowing in a different Currency, such Notice of Swing Loan Borrowing shall be deemed to be canceled and of no force and effect, and the Company shall not be liable to the Administrative Agent or any Swing Loan Bank with respect thereto. In the event of such a suspension, the Administrative Agent shall review the circumstances giving rise to such suspension at least weekly and shall notify the Company, the Swing Loan Banks, the Issuing Banks and the Lenders promptly of the end of such suspension, and thereafter the Borrowers shall be entitled, on the terms and subject to the conditions set forth herein, to borrow Eurocurrency Rate Loans and Swing Loans in such Currency.

     (d) Notwithstanding anything in this Agreement to the contrary, no Lender whose Termination Date falls prior to the last day of any Interest Period for any Eurocurrency Rate Loan (a “Relevant Lender”) shall participate in such Loan. Without limiting the generality of the foregoing, no Relevant Lender shall (i) participate in a Borrowing of any Eurocurrency Rate Loan having an initial Interest Period ending after such Lender’s Termination Date, (ii) have any outstanding Eurocurrency Rate Loan continued for a subsequent Interest Period if

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such subsequent Interest Period would end after such Lender’s Termination Date or (iii) have any outstanding Base Rate Loan Converted into a Eurocurrency Rate Loan if such Eurocurrency Rate Loan would have an initial Interest Period ending after such Lender’s Termination Date. If any Relevant Lender has outstanding a Eurocurrency Rate Loan that cannot be continued for a subsequent Interest Period pursuant to clause (ii) above or has outstanding a Base Rate Loan that cannot be Converted into a Eurocurrency Rate Loan pursuant to clause (iii) above, such Lender’s ratable share of such Eurocurrency Rate Loan (in the case of said clause (ii)) shall be repaid by the relevant Borrower on the last day of its then current Interest Period and such Lender’s ratable share of such Base Rate Loan (in the case of said clause (iii)) shall be repaid by the relevant Borrower on the day on which the Loans of Lenders unaffected by said clause (iii) are so Converted. Subject to the terms and conditions of this Agreement, the Borrowers may fund the repayment of the Relevant Lenders’ ratable shares of such Eurocurrency Rate Loans and Base Rate Loans by borrowing from Lenders hereunder that are not Relevant Lenders.

SECTION 2.10

Prepayments.

     (a) The Borrowers shall have no right to prepay any principal amount of any Revolving Loan or Swing Loan other than as provided in subsection (b) below. Unless otherwise agreed by the relevant Lender in its sole discretion, no Borrower shall have the right to prepay any principal amount of any Competitive Bid Loan of such Lender except on the terms specified by the Company for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02 and set forth in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

     (b) Each Borrower may without premium or penalty, (i) upon at least the number of Business Days’ prior notice specified in the first sentence of Section 3.01(a) with respect to any Revolving Loan of the same Type, (ii) upon notice by no later than 11:00 A.M. (New York City time) on the date of prepayment of any Swing Loan denominated in Dollars, or (iii) upon notice by no later than 11:00 AM (London time) one Business Day prior to the date of prepayment of any Swing Loan denominated in Sterling, Euros or Swiss Francs, in any case given to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Loans made to such Borrower comprising part of the same Revolving Loan Borrowing or Swing Loan Borrowing, as the case may be, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment (other than any prepayment of any Swing Loan) shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Foreign Currency Equivalent of such respective amounts in the case of Loans denominated in an Alternate Currency) and (y) if any prepayment of any Eurocurrency Rate Loans shall be made on a date which is not the last day of an Interest Period for such Loans (or on a date which is not the maturity date of such Swing Loans), such Borrower shall also pay any amounts owing to each Lender pursuant to Section 9.04(c) so long as such Lender makes written demand upon such Borrower therefor (with a copy of such demand to the Administrative Agent) within 20 Business Days after such prepayment.

     (c) Upon the occurrence of a Change of Control, if so requested in writing by the Required Lenders through the Administrative Agent within sixty (60) days after the

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Company notifies the Administrative Agent of the occurrence of such Change of Control, (i) the Company shall, on a day not later than five Business Days after the date of such request, prepay and/or cause to be prepaid the full principal of and interest on the Loans and the Notes and all other amounts whatsoever payable under this Agreement (including without limitation amounts payable under Section 9.04(c) as a result of such prepayment) and provide cash collateral for all outstanding Letters of Credit as provided in Section 7.02 (as if an Event of Default had occurred and was continuing) and (ii) the Commitments shall, on the date of such request, forthwith terminate.

     (d) If (i) the obligations of the Company under Article X with respect to any outstanding Guaranteed Obligations owing by any Designated Borrower (herein, the “Affected Borrower”) shall for any reason (x) be terminated, (y) cease to be in full force and effect or (z) not be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, and (ii) such condition continues unremedied for 15 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender, then the Affected Borrower shall, no later than the 15th day after the date of such notice, prepay (and the Company shall cause to be prepaid) the full principal of and interest on the Loans owing by, and the Notes payable by, such Affected Borrower and all other amounts whatsoever payable hereunder by such Affected Borrower (including, without limitation, all amounts payable under Section 9.04(c) as a result of such prepayment).

SECTION 2.11 Payments and Computations.

     (a) All payments of principal of and interest on each Loan in a particular Currency shall be made in such Currency.

     (b) (i) All payments of principal of and interest on the Loans and all other amounts whatsoever payable by a Borrower under this Agreement and the Notes shall be made in immediately available funds, without deduction, setoff or counterclaim, to the Administrative Agent’s Account for the relevant Currency, not later than 11:00 A.M. (New York City time) (in the case of amounts payable in Dollars) or 11:00 A.M. Local Time in the location of the Administrative Agent’s Account (in the case of amounts payable in an Alternate Currency), on the day when due, provided that if a new Loan is to be made by any Lender to any Borrower on a date on which such Borrower is to repay any principal of an outstanding Loan of such Lender in the same Currency, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Article III or paid by such Borrower to the Administrative Agent pursuant to this Section 2.11, as the case may be.

     (ii) The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02, 2.09(d), 2.12, 2.15(c) or 3.05) to the Lenders entitled thereto for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

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     (iii) Upon its acceptance of an Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Acceptance the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned or assumed thereby to the Lender assignee or New Lender thereunder (as the case may be). The parties to each Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (c) All computations of interest based on the Base Rate (other than if the Base Rate is computed on the basis of the Federal Funds Rate) or the Sterling Swing Loan Rate and of facility fees and letter of credit commission shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate, the Euro Swing Loan Rate, the Swiss Franc Swing Loan Rate or the Base Rate based on the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, and all computations of utilization fees shall be as specified in Section 2.05(d), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, facility fee, letter of credit commission or utilization fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each relevant Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (f) Anything in Sections 2.07 or 2.08 to the contrary notwithstanding, and without prejudice to Sections 2.08(b) or 7.01(a), if any Borrower shall fail to pay any principal or interest denominated in an Alternate Currency within one Business Day after the due date therefor in the case of principal and three Business Days after the due date therefor in the case of interest (without giving effect to any acceleration of maturity under Article VII), the amount so in default shall automatically be redenominated in Dollars on the day one Business Day after the due date therefor in the case of a principal payment and three Business Days after the due date

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therefor in the case of an interest payment in an amount equal to the Dollar Equivalent of such principal or interest.

SECTION 2.12

Taxes.

     (a) Any and all payments by each Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender (which for all purposes of this Section 2.12 shall include each Issuing Bank) and the Administrative Agent, taxes imposed on or measured by its net income (including alternative minimum taxable income), and franchise taxes imposed on it, by any jurisdiction under the laws of which such Person is organized or in which such Person is resident or doing business, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes to any such Person, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as “Other Taxes”).

     (c) Each Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid in good faith by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that (i) no Borrower shall be liable to any Person, as the case may be, for any liability arising from or with respect to Taxes or Other Taxes, which results from the gross negligence or willful misconduct of such Lender or the Administrative Agent, as the case may be, (ii) so long as no Event of Default has occurred and is continuing, such Lender or the Administrative Agent, as applicable, shall use its reasonable best efforts to cooperate with each Borrower in contesting any Taxes or Other Taxes which such Borrower reasonably deems to be not correctly or legally asserted or otherwise not due and owing and (iii) no Borrower shall be liable to such Lender or the Administrative Agent, as the case may be, for any such liability arising prior to the date 120 days prior to the date on which such Person first makes written demand upon such Borrower for indemnification therefor. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

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     (d) Within 30 days after the date of any payment of Taxes by a Borrower, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) (i) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank and on the date of the Acceptance pursuant to which it becomes a Lender in the case of each other Lender, on or before the date that such form expires or becomes obsolete or after the occurrence of any event within the control of such Lender (including a change in Applicable Lending Office but not including a change in law) requiring a change in the most recent form so delivered by it, and from time to time thereafter if requested in writing by the Company (but only so long thereafter as such Lender remains lawfully able to do so), shall provide the Company with either Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying in the case of form W-8BEN that such Lender is either (i) entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or (ii) a Portfolio Interest Eligible Non-Bank (as defined below) or certifying in the case of form W-8ECI that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero (or if such Lender cannot provide at such time such form because it is not entitled to reduced withholding under a treaty and the payments are not effectively connected income), withholding tax at such rate (or at the then existing U.S. statutory rate if the Lender cannot provide such a form) shall be considered excluded from “Taxes” as defined in Section 2.12(a) unless and until such Lender provides the appropriate form certifying that a zero rate applies, whereupon withholding tax at such zero rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was in compliance with the provisions of Section 9.07(h) and was entitled to payments under Section 2.12(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term “Taxes” shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this Section 2.12(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the relevant Lender considers to be confidential, such Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information. For purposes of this paragraph (e) the term “Portfolio Interest Eligible Non-Bank” means a Lender that certifies in form and substance reasonably satisfactory to the Borrower that (i) it is not a bank within the meaning of Code section 881(c)(3)(A), (ii) it is not a 10% shareholder of any Borrower within the meaning of Code section 881(c)(3)(B) and (iii) it is not a controlled foreign corporation related to any Borrower within the meaning of Code section 881(c)(3)(C).

     (ii) In addition, upon the reasonable request of the Company (through the Administrative Agent) on behalf of any Borrower that is not a U.S. Borrower, each Lender will use all reasonable efforts to provide to such Borrower (if it can do so

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without material cost to such Lender) such forms or other documentation as may be requested by such Borrower in order to cause interest on Loans to such Borrower, to the fullest extent permitted by applicable law, to be subject to a reduced rate of withholding under the laws of the jurisdiction of organization of such Borrower; and if any such form or document requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof, that the relevant Lender considers to be confidential, such Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Person that is required pursuant to Section 2.12(e) to provide a Borrower with any documentation described therein but has failed to provide a Borrower with such documentation or notice that it cannot provide such form or other documentation (other than if such failure is due to a change in law occurring subsequent to the date on which a form or other documentation originally was required to be provided, or if such form or other documentation otherwise is not required under the first sentence of subsection (e) above), such Person shall not be entitled to indemnification under Section 2.12(a) with respect to Taxes; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form or other documentation required hereunder, the relevant Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

     (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (h) Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form or other documentation as may be required under Section 2.12(e) thereafter ceases to qualify for complete exemption from withholding tax, such Lender may assign its interest under this Agreement to any Eligible Assignee and such assignee shall be entitled to the same benefits under this Section 2.12 as the assignor provided that the rate of withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

     (i) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes and the termination of the Commitments.

(j) If a Borrower is required to pay any Lender any Taxes under

Section 2.12(c), such Lender shall be an “Affected Person”, and the Company shall have the rights set forth in Section 3.08 to replace such Affected Person.

     SECTION 2.13 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans, the Swing Loans or the Letter of Credit Loans made by it (other than pursuant to Section 2.09(d), 2.12, 2.15(c), 3.05, 3.08 or 9.04(c)) in excess

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of its ratable share of payments on account of the Revolving Loans, the Swing Loans or the Letter of Credit Loans obtained by all such Lenders, such Lender shall forthwith purchase from such other Lenders such participations in the Revolving Loans, the Swing Loans or the Letter of Credit Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.14

Conversion of Revolving Loans.

     (a) Optional. Each Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on (x) the third (or the fourth, in the case of Eurocurrency Rate Loans denominated in an Alternate Currency) Business Day prior to the date of the proposed Conversion into Eurocurrency Rate Loans and (y) the first Business Day prior to the date of the proposed Conversion into Base Rate Loans, and, in each case, subject to the provisions of Section 3.05, Convert all or any portion of the Revolving Loans of one Type in the same Currency comprising the same Revolving Loan Borrowing into Revolving Loans of the other Type in the same Currency; provided, however, that any Conversion of Eurocurrency Rate Loans into Base Rate Loans shall be made only on the last day of an Interest Period for such Eurocurrency Rate Loans and any Conversion of Base Rate Loans into Eurocurrency Rate Loans shall be in an amount not less than the minimum amount specified in Section 3.01(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Loans to be Converted and (iii) if such Conversion is into Eurocurrency Rate Loans, the duration of the initial Interest Period for such Revolving Loans. Each notice of Conversion shall be irrevocable and binding on the Borrowers.

     (b) Mandatory. If the Company shall fail to select the duration of any Interest Period for any Eurocurrency Rate Loans in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Company and the Lenders, whereupon each such Eurocurrency Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan.

     (c) Conversions Generally. Each Borrower and the Lenders hereby acknowledge that Conversions pursuant to this Section 2.14 do not constitute Borrowings and, accordingly, do not result in the remaking of any of the Company’s representations and warranties pursuant to Section 4.02 or Section 4.03.

SECTION 2.15 Extension of Termination Date.

     (a) The Company may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not less than 45 days and not more than 90 days prior to each of the

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first and second anniversaries of the Effective Date (each anniversary, an “Anniversary Date”), request that each Lender extend such Lender’s Termination Date to the date (the “New Termination Date”) that is one year after the then Final Termination Date. Each Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given no later than the date (the “Consent Date”) that is 20 days prior to the relevant Anniversary Date (provided that, if such date is not a Business Day, the Consent Date shall be the next succeeding Business Day), advise the Administrative Agent as to:

     (1) whether or not such Lender agrees to such extension of its Termination Date (each Lender so agreeing to such extension being an “Extending Lender”); and

     (2) only if such Lender is an Extending Lender, whether or not such Lender also irrevocably offers to increase the amount of its Commitment (including, if applicable, its Swiss Franc/Sterling Commitment (each Lender so offering to increase its Commitment being an “Increasing Lender” as well as an Extending Lender) and, if so, the amount of the additional Commitment such Lender so irrevocably offers to assume hereunder (such Lender’s “Proposed Additional Commitment”).

Each Lender that determines not to extend its Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent (which shall notify the Lenders) of such fact promptly after such determination but in any event no later than the Consent Date, and any Lender that does not advise the Administrative Agent in writing on or before the Consent Date shall be deemed to be a Non-Extending Lender and (without limiting the Company’s rights under Section 2.15(c)) shall have no liability to the Company in connection therewith. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. The Administrative Agent shall notify the Company of each Lender’s determination under this Section 2.15(a) no later than the date 15 days prior to the relevant Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

     (b) (i) If all of the Lenders are Extending Lenders, then, effective as of the Consent Date, the Termination Date of each Lender shall be extended to the New Termination Date, and the respective Commitments of the Lenders will not be subject to change at such Consent Date pursuant to this Section 2.15.

     (ii) If and only if the sum of (x) the aggregate amount of the Commitments of the Extending Lenders plus (y) the aggregate amount of the Proposed Additional Commitments of the Increasing Lenders (such sum, the “Extending Commitments”) shall be equal to at least 50% of the then Total Commitments, then:

     (1) effective as of the Consent Date, the Termination Date of each Extending Lender shall be extended to the New Termination Date;

     (2) the Company shall (so long as no Default shall have occurred and be continuing) have the right, but not the obligation, to take either of the following actions with respect to each Non-Extending Lender during the period commencing on the Consent Date and ending on the immediately succeeding Anniversary Date:

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     (X) the Company may elect by notice to the Administrative Agent and such Non-Extending Lender that the Termination Date of such Non-Extending Lender be changed to a date (which date shall be specified in such notice) on or prior to such immediately succeeding Anniversary Date (and, upon the giving of such notice, the Termination Date of such Non-Extending Lender shall be so changed); or

     (Y) the Company may replace such Non-Extending Lender as a party to this Agreement in accordance with Section 2.15(c); and

     (3) the Administrative Agent shall notify the Issuing Banks and the Swing Loan Banks of the New Termination Date and the Lenders whose Termination Dates are the New Termination Date and each Issuing Bank and each Swing Loan Bank shall determine whether or not, acting in its sole discretion, it shall elect to extend its Termination Date to the New Termination Date and shall so notify the Administrative Agent, at which time such Issuing Bank’s obligation to issue Letters of Credit pursuant to Sections 2.04 and 3.04 shall be extended to the date that is 30 days prior to the New Termination Date and such Swing Loan Bank’s obligation to make Swing Loans to the Borrowers pursuant to Sections 2.03 and 3.03 shall be extended to the date that is 15 Business Days prior to the New Termination Date.

     (iii) If neither of the conditions specified in clause (i) or clause (ii) of this Section 2.15(b) is satisfied, then neither the Termination Date nor the Commitment of any Lender will change pursuant to this Section 2.15 on such Consent Date, and the Company will not have the right to take any of the actions specified in Section 2.15(b)(ii)(2).

     (c) Replacement by the Company of Non-Extending Lenders pursuant to Section 2.15(b)(ii)(2)(Y) shall be effected as follows (certain terms being used in this Section 2.15(c) having the meanings assigned to them in Section 2.15(d)) on the relevant Assignment Date:

     (1) the Assignors shall severally assign and transfer to the Assignees, and the Assignees shall severally purchase and assume from the Assignors, all of the Assignors’ rights and obligations (including, without limitation, the Assignors’ respective Commitments) hereunder and under the Notes;

     (2) each Assignee shall pay to the Administrative Agent, for account of the Assignors, an amount equal to such Assignee’s Share of the aggregate outstanding principal amount of the Loans then held by the Assignors;

     (3) the Company shall pay to the Administrative Agent, for account of the Assignors, all interest, fees and other amounts (other than principal of outstanding Loans) then due and owing to the Assignors by the

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Company hereunder (including, without limitation, payments due such Assignors, if any, under Sections 2.12, 3.05 and 9.04(c)); and

     (4) the Company shall pay to the Administrative Agent for account of the Administrative Agent the $3,500 processing and recordation fee for each assignment effected pursuant to this Section 2.15(c).

The assignments provided for in this Section 2.15(c) shall be effected on the relevant

Assignment Date in accordance with Section 9.07 and pursuant to one or more Assignments and Acceptances. After giving effect to such assignments, each Assignee (i) shall have a Commitment hereunder (which, if such Assignee was a Lender hereunder immediately prior to giving effect to such assignment, shall be in addition to such Assignee’s existing Commitment) in an amount equal to the amount of its Assumed Commitment representing a Commitment and (ii) shall have a Swiss Franc/Sterling Commitment hereunder (which, if such Assignee was a Swiss Franc/Sterling Lender hereunder immediately prior to giving effect to such assignment, shall be in addition to such Assignee’s existing Swiss Franc/Sterling Commitment) in an amount equal to the amount of its Assumed Commitment representing a Swiss Franc/Sterling Commitment. Upon any such termination or assignment, such Assignee shall cease to be a party hereto but shall continue to be obligated under Section 8.05 and be entitled to the benefits of Section 9.04, as well as to any fees and other amounts accrued for its account under Sections 2.05, 2.12 or 3.05 and not yet paid.

     (d) For purposes of this Section 2.15 the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     “Assigned Commitments” means the Commitments of Non-Extending Lenders to be replaced pursuant to Section 2.15(b)(ii)(2)(Y).

     “Assignees” means, at any time, Increasing Lenders and, if the Assigned Commitments exceed the aggregate amount of the Proposed Additional Commitments, one or more New Lenders.

     “Assignment Date” means the Anniversary Date or such earlier date as shall be acceptable to the Company, the relevant Assignors, the relevant Assignees and the Administrative Agent.

     “Assignors” means, at any time, the Lenders to be replaced by the Company pursuant to Section 2.15(b)(ii)(2)(Y).

The “Assumed Commitment” of each Assignee shall be determined as follows: (a) If the aggregate amount of the Proposed Additional Commitments of all of the Increasing Lenders shall exceed the aggregate amount of the Assigned Commitments, then (i) the amount of the Assumed Commitment of each Increasing Lender shall be equal to (x) the aggregate amount of the Assigned Commitments multiplied by (y) a fraction, the numerator of which is equal to such Increasing Lender’s Commitment as then in effect and the denominator of which is the aggregate amount of the

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Commitments of all Increasing Lenders as then in effect; and (ii) no New Lender shall be entitled to become a Lender hereunder pursuant to Section 2.15(c) (and, accordingly, each New Lender shall have an Assumed Commitment of zero).

(b) If the aggregate amount of the Proposed Additional

Commitments of all of the Increasing Lenders shall be less than or equal to the aggregate amount of the Assigned Commitments, then: (i) the amount of the Assumed Commitment of each Increasing Lender shall be equal to such Increasing Lender’s Proposed Additional Commitment; and (ii) the excess, if any, of the aggregate amount of the Assigned Commitments over the aggregate amount of the Proposed Additional Commitments shall be allocated among New Lenders in such a manner as the Company and the Administrative Agent may agree.

     “Share” means, as to any Assignee, a fraction the numerator of which is equal to such Assignee’s Assumed Commitment and the denominator of which is the aggregate amount of the Assumed Commitments of all the Assignees.

SECTION 2.16

Borrowings by Designated Borrowers.

     (a) The Company may, at any time or from time to time, designate one or more Wholly-Owned Subsidiaries as Borrowers hereunder by furnishing to the Administrative Agent a letter (a “Designation Letter”) in duplicate, in substantially the form of Exhibit F-1, duly completed and executed by the Company and such Subsidiary. Upon any such designation of a Subsidiary, such Subsidiary shall be a Designated Borrower and a Borrower entitled to borrow Revolving Loans, Swing Loans and Competitive Bid Loans and to request the issuance of Letters of Credit on and subject to the terms and conditions of this Agreement.

     (b) So long as all principal of and interest on all Loans made to any Designated Borrower have been paid in full, the Company may terminate the status of such Borrower as a Borrower hereunder by furnishing to the Administrative Agent a letter (a “Termination Letter”) in substantially the form of Exhibit F-2, duly completed and executed by the Company. Any Termination Letter furnished hereunder shall be effective upon receipt by the Administrative Agent, which shall promptly notify the Lenders, whereupon the Lenders shall promptly deliver to the Company (through the Administrative Agent) the Notes, if any, of such former Borrower. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Borrower shall not terminate (i) any obligation of such Borrower that remains unpaid at the time of such delivery (including without limitation any obligation arising thereafter in respect of such Borrower under Section 2.12 or 3.05) or (ii) the obligations of the Company under Article X with respect to any such unpaid obligations.

ARTICLE III

MAKING THE LOANS AND ISSUING THE LETTERS OF CREDIT

SECTION 3.01 Making the Revolving Loans.

(a) Each Revolving Loan Borrowing shall be made on notice, given not later

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than (x) 12:00 noon (New York City time, or, in the case of a Borrowing in an Alternate Currency, London time) on the third (or, in the case of a Borrowing to be denominated in an Alternate Currency, fourth) Business Day prior to the date of a Eurocurrency Rate Loan Borrowing, and (y) 11:00 A.M. (New York City time) on the day of a Base Rate Loan Borrowing, by the Company (on its own behalf and on behalf of any Designated Borrower) to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each notice of a Revolving Loan Borrowing (a “Notice of Revolving Loan Borrowing”) shall be made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Loan Borrowing (which shall be a Business Day),

(ii)	Currency and Type of Revolving Loan comprising such Revolving Loan Borrowing,

(iii)	aggregate amount of such Revolving Loan Borrowing, (iv) in the case of a Revolving Loan

Borrowing comprised of Eurocurrency Rate Loans, the Interest Period for each such Revolving Loan, and (v) the name of the Borrower (which shall be the Company or a Designated Borrower). Each Lender shall (A) before 11:00 A.M. Local Time on the date of such Borrowing (in the case of a Eurocurrency Rate Loan Borrowing) and (B) before 1:00 P.M. (New York City time) on the date of such Borrowing (in the case of a Base Rate Loan Borrowing), make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account for the relevant Currency in same day funds, such Lender’s ratable portion of such Borrowing; provided that, with respect to Borrowings of Eurocurrency Rate Loans, no Lender having a Termination Date prior to the last day of the initial Interest Period for such Eurocurrency Rate Loans shall participate in such Borrowing; provided, further, that when determining a Swiss Franc/Sterling Lender’s ratable portion of any Borrowing, the Swiss Franc Outstandings and the Sterling Outstandings of such Swiss Franc/Sterling Lender are deducted from the amount such Swiss Franc/Sterling Lender would otherwise make available, until each other Lender’s portion of such Borrowing is equal to the Dollar Equivalent of the Swiss Franc Outstandings and the Sterling Outstandings of any Swiss Franc/Sterling Lender and all Revolving Loan Borrowings denominated in Swiss Francs or Sterling will be ratably funded by the Swiss Franc/Sterling Lenders only. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the relevant Borrower in such manner as the Administrative Agent and the Company may agree; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Loan and Letter of Credit Loans as to which a Borrower has received timely notice made by the Dollar Swing Loan Banks, the Multicurrency Swing Loan Banks or the Issuing Banks, as the case may be, and by any other Lender and outstanding on the date of such Revolving Loan Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the relevant Swing Loan Banks or the Issuing Banks, as the case may be, and such other Lenders for repayment of such Swing Loans and Letter of Credit Loans.

     (b) Anything in subsection (a) above to the contrary notwithstanding, the Company may not select Eurocurrency Rate Loans for any Revolving Loan Borrowing if the aggregate amount of such Revolving Loan Borrowing is less than $10,000,000 or the Foreign Currency Equivalent thereof.

     (c) Subject to Sections 2.09(c) and 3.06, each Notice of Revolving Loan Borrowing shall be irrevocable and binding on the Company and the relevant Borrower. In the case of any Revolving Loan Borrowing by a Borrower which the related Notice of Revolving

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Loan Borrowing specifies is to be comprised of Eurocurrency Rate Loans, such Borrower shall indemnify each relevant Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Loan Borrowing for such Revolving Loan Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Revolving Loan Borrowing when such Revolving Loan, as a result of such failure, is not made on such date.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the time any Revolving Loan Borrowing is required to be made that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Revolving Loan Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Loan Borrowing in accordance with subsection (a) of this Section 3.01 and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Loans comprising such Revolving Loan Borrowing and (ii) in the case of such Lender, the Federal Funds Rate, provided that such Borrower retains its rights against such Lender with respect to any damages it may incur as a result of such Lender’s failure to fund, and notwithstanding anything herein to the contrary, in no event shall such Borrower be liable to such Lender or any other Person for the interest payable by such Lender to the Administrative Agent pursuant to this sentence. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Revolving Loan as part of such Revolving Loan Borrowing for purposes of this Agreement.

     (e) The failure of any Lender to make the Revolving Loan to be made by it as part of any Revolving Loan Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Revolving Loan Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Revolving Loan Borrowing.

SECTION 3.02

Making the Competitive Bid Loans.

     (a) The Company (on its own behalf and on behalf of any Designated Borrower) may request a Competitive Bid Loan Borrowing under this Section 3.02 by delivering to the Administrative Agent a notice (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) of a Competitive Bid Loan Borrowing (a “Notice of Competitive Bid Loan Borrowing”), in substantially the form of Exhibit B-2 hereto, specifying the date (which shall be a Business Day) and aggregate amount of the proposed Competitive Bid Loan Borrowing, the Currency thereof, the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Loan Borrowing (which maturity date may not

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be later than 180 days or six months, as applicable, after the date of such Competitive Bid Loan Borrowing (or, if earlier, the Final Termination Date)), the interest payment date or dates relating thereto, the name of the Borrower (which shall be the Company or a Designated Borrower), and any other terms to be applicable to such Competitive Bid Loan Borrowing, not later than (i) 10:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time at least one Business Day prior to the date of the proposed Competitive Bid Loan Borrowing, if the Company shall specify in the Notice of Competitive Bid Loan Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (ii) 12:00 noon New York (or, in the case of a Borrowing in an Alternate Currency, London) time at least four Business Days prior to the date of the proposed Competitive Bid Loan Borrowing, if the Company shall instead specify in the Notice of Competitive Bid Loan Borrowing a floating rate basis to be used by the Lenders in determining the rates of interest to be offered by them. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Loan Borrowing received by it from the Company by sending such Lender a copy of the related Notice of Competitive Bid Loan Borrowing.

     (b) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to a Borrower as part of such proposed Competitive Bid Loan Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Company), before 10:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time (i) on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (ii) of paragraph (a) above, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Loan Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.02(a), exceed such Lender’s Commitment), the rate or rates of interest therefor and such Lender’s Applicable Lending Office with respect to such Competitive Bid Loan; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 9:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Loan Borrowing.

     (c) The Company shall, in turn, (i) before 11:30 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) before 1:00 P.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of

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Competitive Bid Loan Borrowing delivered pursuant to clause (ii) of paragraph (b) above, either:

     (A) cancel such Competitive Bid Loan Borrowing by giving the Administrative Agent notice to that effect, or

     (B) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (b) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (b) above) to be made by each Lender as part of such Competitive Bid Loan Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (b) above by giving the Administrative Agent notice to that effect.

     (d) If the Company notifies the Administrative Agent that such Competitive Bid Loan Borrowing is canceled pursuant to paragraph (c)(A) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Loan Borrowing shall not be made.

     (e) If the Company accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (c)(B) above, the Administrative Agent shall in turn promptly notify (i) each Lender that has made an offer as described in paragraph (b) above, of the date and aggregate amount of such Competitive Bid Loan Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (b) above have been accepted by the Company, (ii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Loan Borrowing, and (iii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article IV. Each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing shall, before 1:00 P.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date of such Competitive Bid Loan Borrowing specified in the notice received from the Administrative Agent pursuant to clause (i) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (iii) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account for the relevant Currency such Lender’s portion of such Competitive Bid Loan Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article IV and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the relevant Borrower at the Administrative Agent’s aforesaid address. Promptly after each Competitive Bid Loan Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Loan Borrowing, the consequent Competitive Bid Loan Outstandings and the dates upon which such Competitive Bid Loan Outstandings commenced and will terminate.

(f) Following the making of each Competitive Bid Loan Borrowing, the

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Company shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.02(a).

     (g) Notwithstanding anything to the contrary in Section 2.02 or in the foregoing provisions of this Section 3.02, no Lender whose Termination Date occurs prior to the maturity date for any Competitive Bid Loan requested in a Notice of Competitive Bid Loan Borrowing shall be entitled to receive or to make a quote pursuant to such Notice of Competitive Bid Loan Borrowing or otherwise to participate in such Competitive Bid Loan Borrowing.

     (h) Upon the occurrence of each Competitive Bid Loan made as part of any Competitive Bid Loan Borrowing, the available Commitment of each Lender (whether or not such Lender made such Competitive Bid Loan as part of such Competitive Bid Loan Borrowing) shall be reduced and deemed used for all purposes by an amount equal to its pro rata share (determined based on the aggregate Commitments of all Lenders having Termination Dates on or after the scheduled maturity of such Competitive Bid Loan) of the aggregate Dollar amount (or Dollar Equivalent, as the case may be) of such Competitive Bid Loan, it being understood that the making by any Lender of a Competitive Bid Loan as part of any Competitive Bid Loan Borrowing shall not affect such Lender’s several obligation to make Loans in connection with future requests therefor by a Borrower pursuant to the terms hereof.

SECTION 3.03

Making the Swing Loans, Etc.

     (a) Each Swing Loan Borrowing denominated in Dollars shall be made on oral notice, given not later than 2:00 P.M. (New York City time) on the date of such proposed Swing Loan Borrowing and each Swing Loan Borrowing denominated in Euros, Sterling or Swiss Francs shall be made on oral notice, given not later than 11:00 a.m. (New York City time) one Business Day prior to the date of such proposed Swing Loan Borrowing, in each case by the Company (on its own behalf and on behalf of any Designated Borrower) to the Administrative Agent (who shall promptly inform the relevant Swing Loan Banks thereof). Promptly thereafter, the Company shall give written notice of the Swing Loan Borrowing (each such notice a “Notice of Swing Loan Borrowing”) to the Administrative Agent by electronic mail (which shall give to each Swing Loan Bank prompt notice thereof by electronic mail), and shall specify therein (i) the Borrower (which shall be the Company or a Designated Borrower), (ii) the date of such Borrowing (which shall be a Business Day), (iii) the amount of such Borrowing, (iv) the Currency of such Borrowing (which shall be Dollars, Euros, Sterling or Swiss Francs), (v) the maturity of such Borrowing (which maturity shall be no later than (x) the seventh day after the requested date of such Borrowing, in the case of Swing Loans denominated in Dollars, (y) the tenth Business Day after the requested date of such Borrowing, in the case of Swing Loans denominated in Sterling or Swiss Francs and (x) the tenth Target Operating Date after the requested date of such Borrowing, in the case of Swing Loans denominated in Euros) and (vi) the account of the relevant Borrower to which the proceeds of such Borrowing are to be made available.

     (b) Each Dollar Swing Loan Bank shall (subject to receipt of notice and the applicable conditions set forth in Article IV) make its pro rata portion of the amount of any such Swing Loan Borrowing denominated in Dollars available to the relevant Borrower at the account specified in the relevant Notice of Swing Loan Borrowing, and each Multicurrency Swing Loan Bank shall (subject to receipt of notice and the applicable conditions set forth in Article IV)

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make its pro rata portion of the amount of any such Swing Loan Borrowing denominated in Euros, Sterling or Swiss Francs available to the relevant Borrower at the account specified in the relevant Notice of Swing Loan Borrowing.

     (c) Upon (i) demand by either (A) all of the Dollar Swing Loan Banks (in the case of a Swing Loan denominated in Dollars) or all of the Multicurrency Swing Loan Banks (in the case of a Swing Loan denominated in Euro), each other Lender having a Termination Date on or after the scheduled maturity date of the relevant Swing Loan shall purchase from such Swing Loan Banks, and such Swing Loan Banks shall sell and assign to each other Lender, such other Lender’s pro rata share (determined based on the aggregate Commitments of all Lenders having Termination Dates on or after the scheduled maturity date of such Swing Loan) of each outstanding Swing Loan denominated in Dollars or Euros made by such Swing Loan Banks together with related claims for accrued and unpaid interest, or (B) all of the Multicurrency Swing Loan Banks (in the case of a Swing Loan denominated in Sterling or Swiss Francs), through the Administrative Agent, each Swiss Franc/Sterling Lender having a Termination Date on or after the scheduled maturity date of the relevant Swing Loan shall purchase from such Swing Loan Banks, and such Swing Loan Banks shall sell and assign to each Swiss Franc/Sterling Lender, such Swiss Franc/Sterling Lender’s pro rata share (determined based on the aggregate Swiss Franc/Sterling Commitments of all Swiss Franc/Sterling Lenders having Termination Dates on or after the scheduled maturity date of such Swing Loan) of each outstanding Swing Loan denominated in Sterling or Swiss Francs made by such Swing Loan Banks together with related claims for accrued and unpaid interest or (ii) an Event of Default of the type referred to in clauses (a) or (e) of Section 7.01, upon a Change of Control or any rescission or restoration of any payment received by any Swing Loan Lender in respect of any Swing Loan (whether as a result of proceedings in bankruptcy or otherwise), the provisions of Section 2.11(f) shall apply and each Lender shall purchase from the Swing Loan Banks, and such Swing Loan Banks shall sell and assign to each Lender, such Lender’s pro rata share (determined based on the aggregate Commitments of all Lenders) of each outstanding Swing Loan together with related claims for accrued and unpaid interest, in each case by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Loan Banks by deposit to the Administrative Agent at its aforesaid address, in same day funds, an amount equal to the sum of (x) the portion of the outstanding principal amount of such Swing Loans to be purchased by such Lender plus (y) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Swing Loans. Each Lender’s obligation to make such payments to the Administrative Agent for the account of the Swing Loan Banks under this paragraph (c), and the Swing Loan Banks’ right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (c), the financial condition of the Company (or any other Person), the existence of any Default, the failure of any of the conditions set forth in Article IV to be satisfied, or the termination of the Commitments. Each such payment to a Swing Loan Bank shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender agrees to purchase its pro rata share of such outstanding Swing Loans as described above on (i) the Business Day on which demand therefor is made by such Swing Loan Banks, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by such Swing Loan Banks to any other Lender of a portion of such Swing Loan Banks’ Swing Loans, each Swing Loan Bank

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making such assignment represents and warrants to such other Lender that such Swing Loan Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Loan, the Loan Documents or any party thereto. If and to the extent that any Lender shall not have so made the amount of such Swing Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the relevant Swing Loan Banks forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Loan Banks until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Swing Loan Banks, such amount so paid in respect of principal shall constitute a Swing Loan by such Lender for purposes of this Agreement, and the outstanding principal amount of the Swing Loans made by such Swing Loan Banks shall be reduced by such amount pro rata.

SECTION 3.04

Issuance of Letters of Credit.

(a)	Request for Issuance.

(i) Each Letter of Credit issued after the date hereof shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the proposed issuance of such Letter of Credit (or such shorter period of time as may be acceptable to the applicable Issuing Bank), by the Company to an Issuing Bank, and to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telex, telecopier or cable, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, including Currency thereof, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (each such application and agreement, and each application and agreement executed and delivered in respect of an Existing Letter of Credit, being herein called a “Letter of Credit Agreement”) as the relevant Issuing Bank may specify to the Company for use in connection with such requested Letter of Credit.

     (ii) If the requested form of such Letter of Credit is for the account of any entity permitted under Section 2.04 and is acceptable to the Issuing Bank being required to issue such Letter of Credit, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article IV, make such Letter of Credit available to the Company at its office referred to in Section 9.02 or as otherwise agreed with the Company in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

     (iii) Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing the issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender and the Company

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on the first Business Day of each month a written report summarizing the issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent, the Company and each Lender on the first Business Day of each fiscal quarter a written report setting forth the average daily aggregate Available Amount during the preceding fiscal quarter of all Letters of Credit, including the Currency of each thereof.

(b)	Drawing and Reimbursement.

(i) The payment by any Issuing Bank of a draft drawn under any Letter of

Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Loan.

     (ii) Upon written demand by the Issuing Bank who issued such Letter of Credit, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such other Lender, such other Lender’s pro rata share of such outstanding Letter of Credit Loan as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Loan to be purchased by such Lender (or, in the case of a Letter of Credit Loan denominated in Sterling, Swiss Francs or Euro, the Dollar Equivalent thereof on such date). The Company (for itself and on behalf of each other account party) hereby agrees to each such sale and assignment.

(iii) Each Lender’s obligations to make such payments to the

Administrative Agent for account of any Issuing Bank under this paragraph (b), and each Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (b), the financial condition of the Company (or any other account party), the existence of any Default, the failure of any of the conditions set forth in Article IV to be satisfied, or the termination of the Commitments; provided, that no Lender shall be obligated to make such payments in respect of any Letter of Credit after such Lender’s scheduled Termination Date. Each such payment to an Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

     (iv) Each Lender agrees to purchase its pro rata share of an outstanding Letter of Credit Loan on (i) the Business Day on which demand therefor is made by an Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.

     (v) Upon any such assignment by an Issuing Bank to any other Lender of a portion of a Letter of Credit Loan, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest

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being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Loan, the Loan Documents or any party hereto.

     (vi) If and to the extent that any Lender shall not have so made the amount of such Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by an Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

     (vii) If such Lender shall pay to the Administrative Agent such amount for the account of an Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Loan made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Loan made by such Issuing Bank shall be reduced by such amount on such Business Day.

     (c) Obligations Absolute. The obligations of the Company under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Lender to purchase portions of Letter of Credit Loans pursuant to paragraph (b) above) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Company is without prejudice to, and does not constitute a waiver of, any rights the Company might have or might acquire as a result of the payment by an Issuing Bank or any Lender of any draft or the reimbursement by the Company thereof):

     (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the “L/C Related Documents”);

     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

     (iii) the existence of any claim, set-off, defense or other right that the Company (or any other account party) may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), an Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

     (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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     (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or

     (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.

SECTION 3.05

Increased Costs.

     (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage, in each case as of the date of determination thereof) in or in the interpretation of any law or regulation, in each case as of the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or Swing Loans denominated in Sterling, Euros or Swiss Francs, then the Company shall from time to time, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost incurred during the 90-day period prior to the date of such demand. A certificate as to the amount of such increased cost, submitted to the Company and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such costs.

     (b) If any Lender determines that compliance with (i) the introduction of or any change in or in the interpretation of, any law or regulation, in each case after the date hereof, or (ii) any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Company shall from time to time pay to the Administrative Agent for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances incurred during the 90-day period prior to the date of such demand, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof shall be prima facie evidence of such costs.

     (c) Without limiting the effect of the foregoing, the Company shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against Eurocurrency Liabilities (or so long as such Lender is maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on

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Eurocurrency Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurocurrency Rate Loans) an additional amount (determined by such Lender and notified to the Company through the Administrative Agent) equal to the product of the following for each Eurocurrency Rate Loan for each day during such Interest Period:

     (i) the principal amount of such Eurocurrency Rate Loan outstanding on such day; and

     (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurocurrency Rate Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the Eurocurrency Rate Reserve Percentage in effect on such day minus (y) such numerator; and

(iii) 1/360.

     (d) If the Company is required to pay any Lender any amounts under this Section 3.05, the applicable Lender shall be an “Affected Person”, and the Company shall have the rights set forth in Section 3.08 to replace such Affected Person.

     SECTION 3.06 Illegality. Notwithstanding any other provision of this Agreement, if any Lender or Swing Loan Bank, as the case may be, shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or Swing Loan Bank, as the case may be, or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Loans or Swing Loans denominated in Sterling, Euros or Swiss Francs, as the case may be, or to fund or maintain Eurocurrency Rate Loans or Swing Loans denominated in Sterling, Euros or Swiss Francs hereunder, as the case may be, then, subject to the provisions of Section 3.08, (i) the obligation of such Lender to make Eurocurrency Rate Loans hereunder or the obligations of such Multicurrency Swing Loan Bank to make Swing Loans denominated in Sterling, Euros or Swiss Francs hereunder, as the case may be, shall be suspended until the first date on which the circumstances causing such suspension cease to exist, (ii) any Eurocurrency Rate Loans made or to be made by such Lender shall be converted automatically to Base Rate Loans and any Swing Loans made or to be made by such Multicurrency Swing Loan Bank shall be converted to Dollar Swing Loans and (iii) such Lender or such Swing Loan Bank, as the case may be, shall be an “Affected Person”, and the Company shall have the right set forth in Section 3.08 to replace such Affected Person. In the event of such a suspension, such Lender or such Swing Loan Bank, as the case may be, shall review the circumstances giving rise to such suspension at least weekly and shall notify the Company, the Administrative Agent, the Swing Loan Banks and the Lenders promptly of the end of such suspension, and thereafter the Company shall be entitled to borrow Eurocurrency Rate Loans from such Lender or to borrow Swing Loans denominated in Sterling, Euros or Swiss Francs from such Multicurrency Swing Loan Bank, as the case may be.

     SECTION 3.07 Reasonable Efforts to Mitigate. Each Lender and each Swing Loan Bank shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any amounts payable by the Company under Section 3.05 and to minimize any period of illegality described in Section 3.06. Without limiting the

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generality of the foregoing, each Lender and each Swing Loan Bank agrees that, to the extent reasonably possible to such Lender or such Swing Loan Bank, as the case may be, it will change its Eurocurrency Lending Office if such change would eliminate or reduce amounts payable to it under Section 3.05 or eliminate any illegality of the type described in Section 3.06, as the case may be. Each Lender and each Swing Loan Bank further agrees to notify the Company promptly, but in any event within five Business Days, after such Lender or such Swing Loan Bank, as the case may be, learns of the circumstances giving rise to such a right to payment or such illegality have changed such that such right to payment or such illegality, as the case may be, no longer exists.

SECTION 3.08 Right to Replace Affected Person or Lender.

     (a) Replacement by the Company. In the event the Company is required to pay any Taxes with respect to an Affected Person pursuant to Section 2.12(c) or any amounts with respect to an Affected Person pursuant to Section 3.05, or receives a notice from an Affected Person pursuant to Section 3.06, or is required to make a payment to any Lender (which Lender shall be deemed to be an “Affected Person” for purposes of this Section 3.08(a)) under Section 9.15, the Company may elect, if such amounts continue to be charged or such notice is still effective, to replace such Affected Person as a party to this Agreement, provided that, concurrently therewith, (i) another financial institution which is an Eligible Assignee and is reasonably satisfactory to the Company and the Administrative Agent (or if the Lender then serving as Administrative Agent is the Person to be replaced and the Administrative Agent has resigned its position, the Lender becoming the successor Administrative Agent) and satisfactory to the Issuing Banks, shall agree, as of such date, to purchase for cash and at par the Loans of the Affected Person, pursuant to an Assignment and Acceptance and to become a Lender or a Swing Loan Bank, as the case may be, for all purposes under this Agreement and to assume all obligations (including all outstanding Loans) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 9.07 applicable to assignments (other than clause (a)(iv) thereof), and (ii) the Company shall pay to such Affected Person in same day funds on the day of such replacement all interest, fees and other amounts then due and owing to such Affected Person by the Company hereunder to and including the date of termination, including without limitation payments due such Affected Person under Section 2.12, costs incurred under Section 3.05 or Section 9.15 and payments owing under Section 9.04(c).

     (b) Replacement by the Issuing Banks. In the event that S&P and Moody’s shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- and Baa3, respectively, or the equivalent, then the Issuing Banks shall in consultation with the Company have the right, but not the obligation, at their own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.07 (other than clause (a)(iv) thereof)) all the interests, rights and obligations in respect of its Commitment to an Eligible Assignee; provided, however, that (x) no such assignment shall conflict with any law, rule or regulation or order of any governmental authority and (y) the Issuing Banks or such Eligible Assignee, as the case may be, shall pay to such Lender in same day funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder. Upon any such termination

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or assignment, such Lender shall cease to be a party hereto but shall continue to be obligated under Section 8.05 and be entitled to the benefits of Section 9.04, as well as to any fees and other amounts accrued for its account under Sections 2.05, 2.12 or 3.05 and not yet paid.

     SECTION 3.09 Use of Proceeds. The proceeds of the Loans shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes (including, without limitation, capital expenditures, commercial paper backup and to finance acquisitions and share repurchases) of the Company and its Subsidiaries; provided that neither any Lender nor the Administrative Agent shall have any responsibility for the use of any of the proceeds of Loans; provided further that the proceeds of a Swing Loan shall not be used to repay another Swing Loan.

ARTICLE IV

CONDITIONS OF LENDING

     SECTION 4.01 Conditions Precedent to Initial Borrowing. The obligation of each Lender to make a Loan on the occasion of the initial Borrowing and of an Issuing Bank to issue the initial Letter of Credit, whichever shall first occur, shall be subject to the conditions precedent that, on a date (the “Effective Date”) not later than May 14, 2007, the Administrative Agent shall have received the following:

     (a) Each of the following documents, which shall be dated the Effective Date and in form and substance satisfactory to the Administrative Agent:

     (i) The Revolving Loan Notes payable by the Company and any Designated Borrower to the order of each Lender.

     (ii) Certified copies of (x) the charter and by-laws of the Company, (y) the resolutions of the Board of Directors of the Company authorizing and approving this Agreement and the Notes and the transactions contemplated by the Loan Documents, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

     (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

     (iv) A favorable opinion of the Company’s Law Department, substantially in the form of Exhibit D and covering such other matters relating hereto as any Lender, through the Administrative Agent, may reasonably request.

     (v) A favorable opinion of Chadbourne & Parke LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit E.

     (vi) A certificate of a senior officer of the Company to the effect that (x) the representations and warranties contained in Section 5.01 are correct (other than any such representations or warranties which, by their terms, refer to a prior

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date) and (y) no event has occurred and is continuing which constitutes a Default.

     (b) Confirmation that (1) the Company has paid all accrued fees and expenses of the Administrative Agent and the Lenders hereunder (including the fees and expenses of counsel to the Administrative Agent to the extent then payable), together with all accrued but unpaid fees and expenses under the Existing Credit Agreement, to the extent the same have been invoiced to the Company at least two (2) Business Days prior to the Effective Date, (2) the Company has paid in full the accrued and unpaid interest on the Loans and the Notes, in each case as defined in, and all other amounts whatsoever payable under, the Existing Credit Agreement and (3) all Existing Letters of Credit have become Letters of Credit pursuant to Section 2.04(b).

     SECTION 4.02 Conditions Precedent to Each Revolving Loan Borrowing, Swing Loan Borrowing and Letter of Credit Issuance. The obligation of each Lender to make a Loan (other than a Swing Loan or a Letter of Credit Loan made by a Lender pursuant to Section 3.03 or 3.04(b)) or a Competitive Bid Loan) on the occasion of each Borrowing (including the initial Borrowing), and the right of the Company to request a Swing Loan Borrowing or the issuance of a Letter of Credit, shall be subject to the further conditions precedent that:

     (i) in the case of the first Borrowing by a Designated Borrower, the Company shall have furnished to the Administrative Agent such Revolving Loan Notes, corporate documents, resolutions, certifications, legal opinions and other items relating to such Designated Borrower as the Administrative Agent may reasonably require, and

     (ii) on the date of such Borrowing or issuance of a Letter of Credit the following statements shall be true (and the acceptance by a Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Company and such Borrower that on the date of such Borrowing or issuance such statements are true):

     (a) The representations and warranties contained in Section 5.01 (except the Excluded Representations) are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such Borrowing or issuance; and

     (b) No event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, which constitutes a Default;

provided that the conditions set forth in clause (ii) of this Section 4.02 shall not be applicable to a Borrowing if, as a result of and immediately after giving effect to such Borrowing and to the application of proceeds thereof, the aggregate outstanding principal amount of the Revolving Loans, Swing Loans and Letter of Credit Loans is not increased thereby.

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     SECTION 4.03 Conditions Precedent to Each Competitive Bid Loan Borrowing. The obligation of each Lender which is to make a Competitive Bid Loan on the occasion of a Competitive Bid Loan Borrowing (including the initial Competitive Bid Loan Borrowing) to make such Competitive Bid Loan as part of such Competitive Bid Loan Borrowing is subject to the conditions precedent that:

     (a) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Loan Borrowing with respect thereto;

     (b) on or before the date of such Competitive Bid Loan Borrowing, but prior to such Competitive Bid Loan Borrowing, the Administrative Agent shall have received a Competitive Bid Loan Note payable to the order of such Lender for each of the one or more Competitive Bid Loans to be made by such Lender as part of such Competitive Bid Loan Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Loan in accordance with Sections 2.02 and 3.02; and

     (c) on the date of such Competitive Bid Loan Borrowing, the following statements shall be true (and the acceptance by the Company of the proceeds of such Competitive Bid Loan Borrowing shall constitute a representation and warranty by the Company that on the date of such Competitive Bid Loan Borrowing such statements are true):

     (i) The representations and warranties contained in Section 5.01 (except the Excluded Representations) are correct on and as of the date of such Competitive Bid Loan Borrowing, before and after giving effect to such Competitive Bid Loan Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties which, by their terms, refer to a date other than the date of such Competitive Bid Loan Borrowing;

     (ii) No event has occurred and is continuing, or would result from such Competitive Bid Loan Borrowing or from the application of the proceeds therefrom, which constitutes a Default; and

     (iii) No event has occurred and no circumstance exists as a result of which the information concerning the Company that has been provided to the Administrative Agent and each Lender by the Company in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein taken as a whole, in the light of the time and circumstances under which they were made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

     SECTION 5.01 Representations and Warranties of the Company. The Company represents and warrants as follows:

     (a) The Company and each of its Material Subsidiaries (i) is a corporation or other entity duly organized, validly existing and in good standing (to the extent applicable) under

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the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing (to the extent applicable) as a foreign corporation or other entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all the requisite corporate or other power and authority to own or lease and operate its properties and to carry on its business as now conducted except where the failure to do so would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Company of the Loan Documents, and the consummation of the transactions contemplated hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Company’s certificate of incorporation or by-laws, (ii) violate any law, rule or regulation (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder, and Regulations U and X issued by the Board of Governors of the Federal Reserve System, each as amended from time to time), or order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company or any of its Subsidiaries or any of their properties, except if such conflict, breach or default would not have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or its Subsidiaries. The Company is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, except for such violation or breach which would not have a Material Adverse Effect.

     (c) Except as have been obtained, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of the Loan Documents, or for consummation of the transactions contemplated hereby, except and to the extent that any failure to obtain such authorization, approval or other action would not have a Material Adverse Effect.

     (d) Each of the Loan Documents is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

     (e) The Company has heretofore furnished to each of the Lenders unaudited condensed consolidated balance sheets of the Company and its Subsidiaries as at March 23, 2007, the related unaudited condensed consolidated statements of income and condensed consolidated statement of cash flows of the Company and its Subsidiaries for the period of 12 weeks ended on said date, and consolidated balance sheets of the Company and its Subsidiaries as at December 29, 2006 and the related consolidated statements of income and consolidated statement of cash flows of the Company and its Subsidiaries for the fiscal year ended December 29, 2006, together with the opinion of Ernst & Young LLP covering said consolidated balance sheet and statements for the fiscal year ended December 29, 2006. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said respective dates and the consolidated results of their

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operations for the respective periods so presented are all in accordance with GAAP. Since December 29, 2006, there has been no Material Adverse Change (it being agreed that the audit of the Company’s Employee Stock Ownership Plan transaction and proposed adjustments to the tax treatment of that transaction that are disclosed in the Company’s publicly filed reports under the Securities Exchange Act of 1934 between such date and March 31, 2007 do not constitute Material Adverse Changes).

     (f) No information, exhibit or report furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the execution of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein taken as a whole, in the light of the time and circumstances under and the time at which they were made, not misleading.

     (g) There is no pending or threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect this Agreement or the transactions contemplated hereby.

     (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted or could reasonably be expected to result in a liability to the Company or its ERISA Affiliates in excess of $5,000,000.

     (i) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred any Withdrawal Liability, and neither the Company nor any of its ERISA Affiliates, to the best of the Company’s knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect.

     (j) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a Material Adverse Effect.

     (k) The Company and each of its Subsidiaries have filed, have caused to be filed or have been included in all tax returns (federal, state, local and foreign) required to be filed and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to the Company or the Company and its Subsidiaries taken as a whole.

     (l) The Company does not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Company determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. The Company acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

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ARTICLE VI

COVENANTS OF THE COMPANY

     SECTION 6.01 Affirmative Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Company will, unless the Required Lenders shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Securities Act of 1933 and all Environmental Laws, except, in each case, any non-compliance which would not have a Material Adverse Effect.

     (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property, except to the extent that any failure to do so would not have a Material Adverse Effect; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, claim or charge that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

     (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, appropriate and adequate insurance with responsible and reputable insurance companies or associations or with self-insurance programs to the extent consistent with prudent practices of the Company and its Subsidiaries or otherwise customary in their respective industries in such amounts and covering such risks as is customary in the industries in which the Company or such Subsidiary operates.

     (d) Payment of Welfare Plans. Pay, and cause each of its Material Subsidiaries to pay, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Company and its Material Subsidiaries are liable.

     (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that (i) the Company and its Material Subsidiaries may consummate any transaction permitted under Section 6.02(b) and (ii) neither the Company nor such Subsidiary shall be required to preserve any right or franchise (other than the corporate existence of each Borrower) when, in the good faith business judgment of the Company, such preservation or maintenance is neither necessary nor appropriate for the prudent management of the business of the Company.

     (f) Visitation Rights. At any reasonable time during normal business hours and upon reasonable prior notice and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its

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Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

     (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account as are necessary to prepare Consolidated financial statements in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with GAAP.

     (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a Material Adverse Effect.

(i)	Reporting Requirements. Furnish to the Lenders:

(i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, quarterly condensed and consolidated balance sheets and consolidated statement of cash flows of the Company as of the end of such quarter and statements of income of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief accounting officer of the Company (or another appropriate officer of the Company designated by said chief accounting officer) and certificates as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.01(j), provided that in the event of any change in GAAP used in preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 6.01(j), a statement of reconciliation conforming any information in such certificates with GAAP;

     (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Company commencing with fiscal year 2007 of the Company, certificates as to compliance with the terms of this Agreement which are otherwise provided under clause (i) above at the end of each fiscal quarter other than the last fiscal quarter of the fiscal year and a copy of the annual report for such year for the Company, containing audited financial statements for such year reported on by Ernst & Young LLP or other independent public accountants of recognized national standing, without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit;

     (iii) as soon as possible and in any event within five days after the Company obtains notice of the occurrence of each Event of Default and each Default continuing on the date of such statement, a statement of the chief accounting officer of the Company setting forth details of such Event of Default or Default and the action which the Company has taken and proposes to take with respect thereto;

(iv) promptly after request therefor, copies of all regular and periodic

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financial and/or other reports which the Company may from time to time make available to any of its public security holders or bond holders;

     (v) promptly after the commencement thereof, notice of any action or proceeding of the kind referred to in Section 5.01(g);

     (vi) promptly and in any event within 15 days after the Company or any ERISA Affiliate knows or should reasonably know that any ERISA Event has occurred with respect to which the liability or potential liability of the Company or any of its ERISA Affiliates exceeds or could reasonably be expected to exceed $10,000,000, a statement of a principal financial officer of the Company describing such ERISA Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

     (vii) promptly and in any event within 10 Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan where such action would have a Material Adverse Effect;

     (viii) with respect to liabilities or potential liabilities of the Company or any of its ERISA Affiliates of $10,000,000 or more, promptly and in any event within 20 Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (1) the imposition of Withdrawal Liability by a Multiemployer Plan, (2) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (1) or (2) above;

     (ix) forthwith upon the occurrence of a Change of Control, notice thereof with a reasonable description thereof;

     (x) promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries that any Lender through the Administrative Agent may from time to time reasonably request; and

     (xi) contemporaneously with and as part of the certificates of compliance provided for under clauses (i) and (ii) above, a written statement signed by the Company substantially in the form of Exhibit H.

     (j) Leverage Ratio. Maintain, as at the last day of each fiscal quarter of the Company, a Leverage Ratio of not greater than 4.0 to 1.0.

     (k) Reportable Transaction. Promptly after the Company has notified the Administrative Agent of any intention by the Company to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Administrative Agent and each Lender.

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     SECTION 6.02 Negative Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Company, unless the Required Lenders shall otherwise consent in writing:

     (a) Liens, Etc. Will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

(i)	Permitted Liens;

(ii)	Liens outstanding on the Effective Date and described on Schedule II as of the Effective Date (“Existing Liens”), and any renewal, extension or replacement (or successive renewals, extensions or replacements) thereof which does not encumber any property of the Company or its Subsidiaries other than (1) the property encumbered by the Lien being renewed, extended or replaced, (2) property acquired by the Company or its Subsidiaries in the ordinary course of business to replace property covered by Existing Liens, and (3) de minimis other property incidental to the property referred to in clause (1) or (2) above;

(iii)	Purchase Money Liens;

(iv)	Liens on properties of (X) MVCI, any SLS Entity or any of their respective Subsidiaries, and (Y) MICC, Luxury Finance LLC and any other Subsidiary of the Company principally engaged in the business of finance, banking, credit, leasing, insurance or other similar operations;

     (v) Liens on properties of Subsidiaries of the Company, which properties are located outside the United States of America;

(vi)	Liens securing COLI Debt;

(vii)	Liens on ownership interests of the Company or any of its Subsidiaries in partnerships or joint ventures with third parties which secure the Indebtedness of such partnerships or joint ventures, or of Subsidiaries of such partnerships or joint ventures; and

     (viii) other Liens securing an aggregate principal amount of Indebtedness or other obligations not to exceed $300,000,000 at any time outstanding.

     (b) Restrictions on Fundamental Changes. Will not, and will not permit any of its Material Subsidiaries to:

(i)	merge or consolidate with or into, or

(ii)	convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of the property (whether now owned or hereafter acquired) of the Company and its Subsidiaries, taken as a

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whole, to, or

     (iii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions, and whether by or pursuant to merger, consolidation or any other arrangement), any property (whether now owned or hereafter acquired) essential to the conduct of the lodging group of the Company and its Subsidiaries, taken as a whole, to, or

     (iv) enter into any partnership, joint venture, syndicate, pool or other combination with,

any Person, in each case unless:

     (w) no Default shall have occurred and then be continuing or would result therefrom, and

     (x) in the case of a merger or consolidation of the Company, (1) the Company is the surviving entity or (2) the surviving entity expressly assumes by an amendment to this Agreement duly executed by such surviving entity all of the Company’s obligations hereunder and under the other the Loan Documents in a manner satisfactory to the Administrative Agent and the Required Lenders.

     (c) Transactions with Affiliates. Will not enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Company (other than the Company’s Subsidiaries) that would be material in relation to the Company and its Subsidiaries, taken as a whole, even if otherwise permitted under this Agreement, except on terms that are fair and reasonable to the Company and its Subsidiaries and on terms no less favorable to the Company or such Subsidiary (considered as a whole in conjunction with all other existing arrangements and relationships with such Affiliate) than the Company or such Subsidiary would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

     (d) Dividends, Etc. Will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Company, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Company or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, in each case if, at the time thereof or after giving effect thereto, an Event of Default has occurred and is continuing.

     (e) Change in Nature of Business. Will not engage in, or permit any of its Subsidiaries to engage in, any business that is material to the Company and its Subsidiaries, taken as a whole, that is not carried on by the Company or its Subsidiaries as of the Effective Date (or related to a business carried on as of such date) and which would have a Material Adverse Effect.

     (f) Accounting Changes. Will not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

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     (g) Margin Stock. Will not directly or indirectly use, or permit any other Borrower or any Subsidiary to use, any of the proceeds of any Loan in a manner that violates or contravenes the Margin Regulations. Without limiting the foregoing, the Company (i) will promptly notify the Administrative Agent if at any time more than 20% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) that are subject to Section 6.02(a) or Section 6.02(b) consist of or are represented by margin stock within the meaning of the Margin Regulations, and (ii) will give the Administrative Agent at least 15 Business Days’ prior written notice of any direct or indirect use of any of the proceeds of any Loan to buy or carry margin stock within the meaning of the Margin Regulations if, after giving effect thereto, more than 20% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) that are subject to Section 6.02(a) or Section 6.02(b) consist of or are represented by margin stock within the meaning of the Margin Regulations, and will, if requested by the Administrative Agent, provide to the Administrative Agent prior to the making of such Loan a legal opinion of counsel reasonably acceptable to the Administrative Agent confirming that such use of proceeds will not contravene this Section 6.02(g) together with appropriately executed and completed purpose statements on Form FR U-1; provided that in lieu of such legal opinion and purpose statements, the Company may provide to the Administrative Agent, together with such written notice, a certificate of the Company stating that at the date of such certificate and after applying the proceeds of such Loan not more than 25% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) that are subject to Section 6.02(a) or Section 6.02(b) consist of or are represented by margin stock within the meaning of the Margin Regulations. Each Lender hereby confirms to the Company and to the Administrative Agent that in extending or maintaining credit hereunder it has not relied upon any such margin stock as collateral.

ARTICLE VII

EVENTS OF DEFAULT

     SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

     (a) (i) Any Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or (ii) any Borrower shall fail to pay any interest on any Loan, or any other payment under any Loan Document, for a period of three Business Days after the same becomes due and payable; or

     (b) Any representation or warranty made by any Borrower herein or by any Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

     (c) The Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.01(j) or in Section 6.02(b), (c), (d), (e) or (g), or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or the Required Lenders; or

(d) The Company or any of its Material Subsidiaries shall fail to pay any

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principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $75,000,000 in the aggregate (but excluding Indebtedness evidenced by the Notes and Non-Recourse Indebtedness) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, including, without limitation, a prepayment required in connection with the sale of the sole asset or all assets securing such Indebtedness), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that if there is acceleration of any Indebtedness which is included under this clause (d) solely because of a Guarantee by the Company or one of its Material Subsidiaries, an Event of Default will not exist under this clause (d) so long as the Company or such Material Subsidiary, as the case may be, fully performs its obligations in a timely manner under such Guarantee upon demand therefor by the beneficiary thereof; or

     (e) The Company or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Company or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (g) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Company or any ERISA Affiliate related to such ERISA Event) exceeds $20,000,000; or

     (h) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to

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Multiemployer Plans by the Company and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $20,000,000 or requires payments exceeding $10,000,000 per annum; or

     (i) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $20,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Company, declare the obligation of each Lender to make Loans and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Company, declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its Material Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Loans and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

     SECTION 7.02 Actions in Respect of the Letters of Credit Upon Event of Default; L/C Cash Collateral Account; Investing of Amounts in the L/C Cash Collateral Account; Release.

     (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of Section 7.01, the Administrative Agent may, and at the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section 7.01 or otherwise, make demand upon the Company to, and forthwith upon such demand the Company will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding in the Currency of such Letters of Credit. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any equal or prior right or claim of any Person other than any Agent and the Lenders pursuant to this Agreement or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash

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Collateral Account, an amount equal to the excess of (1) such aggregate Available Amount over (2) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such equal or prior right and claim.

     (b) The Company hereby authorizes the Administrative Agent to open at any time upon the occurrence and during the continuance of an Event of Default a non-interest bearing account with the Administrative Agent at its address designated in Section 9.02 in the name of the Company but in connection with which the Administrative Agent shall be the sole entitlement holder or customer (the “L/C Cash Collateral Account”), and hereby pledges and assigns and grants to the Administrative Agent on behalf of the Lenders a security interest in the following collateral (the “L/C Cash Collateral Account Collateral”):

     (i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the investment of funds held therein,

     (ii) all L/C Cash Collateral Account Investments from time to time, and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account Investments,

     (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Company in substitution for or in addition to any or all of the then existing L/C Cash Collateral Account Collateral,

     (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing L/C Cash Collateral Account Collateral, and

     (v) all proceeds of any and all of the foregoing L/C Cash Collateral Account Collateral.

     (c) If requested by the Company, the Administrative Agent will, subject to the provisions of clause (e) below, from time to time (i) invest amounts on deposit in the L/C Cash Collateral Account in such notes, certificates of deposit and other debt instruments as the Company may select and the Administrative Agent may approve and (ii) invest interest paid on the notes, certificates of deposit and other instruments referred to in clause (i) above, and reinvest other proceeds of any such notes, certificates of deposit and other instruments which may mature or be sold, in each case in such notes, certificates of deposit and other debt instruments as the Company may select and the Administrative Agent may approve (the notes, certificates of deposit and other instruments referred to in clauses (i) and (ii) above being collectively “L/C Cash Collateral Account Investments”). Interest and proceeds that are not invested or reinvested in L/C Cash Collateral Account Investments as provided above shall be deposited and held in the L/C Cash Collateral Account.

     (d) Upon such time as (i) the aggregate Available Amount of all Letters of Credit is reduced to zero and such Letters of Credit are expired or terminated by their terms and all amounts payable in respect thereof, including but not limited to principal, interest, commissions, fees and expenses, have been paid in full in cash, and (ii) no Event of Default has

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occurred and is continuing under this Agreement, the Administrative Agent will pay and release to the Company or at its order (a) accrued interest due and payable on the L/C Cash Collateral Account Investments and in the L/C Cash Collateral Account, and (b) the balance remaining in the L/C Cash Collateral Account after the application, if any, by the Administrative Agent of funds in the L/C Cash Collateral Account to the payment of amounts described in clause (i) of this subsection (d).

     (e) (i) The Administrative Agent may, without notice to the Company except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the L/C Cash Collateral Account against the obligations of the Company in respect of Letters of Credit (collectively, the “L/C Cash Collateral Account Obligations”) or any part thereof. The Administrative Agent agrees to notify the Company promptly after any such set-off and application, provided that the failure of the Administrative Agent to give such notice shall not affect the validity of such set-off and application.

     (ii) The Administrative Agent may also exercise in respect of the L/C Cash Collateral Account Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the “UCC”) (whether or not the UCC applies to the affected L/C Cash Collateral Account Collateral), and may also, without notice except as specified below, sell the L/C Cash Collateral Account Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The

Administrative Agent shall not be obligated to make any sale of L/C Cash Collateral Account Collateral regardless of notice of sale having been given. The

Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (iii) Any cash held by the Administrative Agent as L/C Cash Collateral Account Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the L/C Cash Collateral Account Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Administrative Agent against, all or any part of the L/C Cash Collateral Account Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the L/C Cash Collateral Account Obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus.

(f) Upon the permanent reduction from time to time of the aggregate Available

Amount of all Letters of Credit in accordance with the terms thereof, the Administrative Agent

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shall release to the Company amounts from the L/C Cash Collateral Account in an amount equal to each such permanent reduction; provided that the Administrative Agent shall not be obligated to reduce the funds or other L/C Cash Collateral Account Collateral then held in the L/C Cash Collateral Account below that level that the Administrative Agent reasonably determines is required to be maintained after taking into consideration any rights or claims of any Persons other than the Administrative Agent.

     (g) In furtherance of the grant of the pledge and security interest pursuant to this Section 7.02, the Company hereby agrees with each Lender, each Issuing Bank and the Administrative Agent that the Company shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interests.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

     SECTION 8.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

SECTION 8.02

Reliance, Etc.

     (a) None of the Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations

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(whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     (b) The Joint Lead Arrangers and Joint Book Managers, as such, the Syndication Agent, as such, and the Documentation Agents, as such, each referred to on the cover page hereto, shall have no duties or obligations whatsoever to the Lenders under or with respect to this Agreement, the Notes or any other document or any matter related thereto.

     SECTION 8.03 The Agent and their Affiliates as Lenders. With respect to its respective Commitment as a Lender, the Loans made by it as a Lender, the Letters of Credit issued by it as Issuing Bank and the Notes issued to it as a Lender, each of the Agents party to this Agreement as Lender and/or Issuing Bank shall have the same rights and powers under this Agreement as any other Lender in its capacity as a Lender and/or any other Issuing Bank in its capacity as Issuing Bank and may exercise the same as though it were not an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each Agent in its individual capacity as a Lender and/or an Issuing Bank. Each Agent, in its individual capacity as a Lender and/or an Issuing Bank, and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiary, all as if the such Agent were not an Agent under this Agreement and without any duty to account therefor to the Lenders or the Issuing Banks.

     SECTION 8.04 Lender Credit Decision. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or Issuing Bank and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 8.05 Indemnification. The Lenders and the Issuing Banks severally agree to indemnify each Agent (in each case to the extent the Company fails to pay the same pursuant to Section 9.04(b) or otherwise), ratably according to their respective pro rata share, from and against any and all claims, damages, losses, liabilities and expenses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement in its respective capacity as an agent hereunder, provided that no Lender or Issuing Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s

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gross negligence or willful misconduct. Without limitation of the foregoing, each Lender and each Issuing Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees but excluding normal administrative expenses expressly excluded under Section 9.04(a)) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company as required under Section 9.04(a).

     SECTION 8.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Banks and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Company, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Eligible Assignee and a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE IX MISCELLANEOUS

     SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 4.01 or 4.02, (b) reduce any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of any fees or other amounts payable hereunder, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loan Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (e) release the guarantee set forth in Section 10.01 or (f) amend this Section 9.01 or Section 2.13; and provided further that (1) no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent, and

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any Issuing Bank or any Swing Loan Bank, as the case may be, under this Agreement or any Note, unless such amendment, waiver or consent is in writing and signed by the Administrative Agent, such Issuing Bank or such Swing Loan Bank, as the case may be, in addition to the Lenders required above to take such action, (2) no amendment, waiver or consent shall affect the rights or duties of any Lender that has made a Competitive Bid Loan unless such amendment, waiver or consent is in writing and signed by such Lender in respect of such Competitive Bid Loan, in addition to the Lenders required above to take such action, (3) subject to the provisions of Section 2.06 and 2.15, no amendment, waiver or consent shall reduce the principal of, or interest on, the Revolving Loan Notes or postpone any date fixed for any payment of principal of, or interest on, the Revolving Loan Notes, unless in each case signed by all of the Lenders, (4) no amendment, waiver or consent shall reduce the principal of, or interest on, the Sterling Loans or the Swiss Franc Loans or postpone any date fixed for any payment of principal of, or interest on, the Sterling Loans or the Swiss Franc Loans, unless in each case signed by all of the Swiss Franc/Sterling Lenders, (5) no amendment, waiver or consent shall reduce the principal of, or interest on, the Swing Loans or postpone any date fixed for any payment of principal of, or interest on, the Swing Loans, unless in each case signed by all of the affected Swing Lenders, (6) no amendment, waiver or consent shall reduce the principal of, or interest on, the Letter of Credit Loans or postpone any date fixed for any payment of principal of, or interest on, the Letter of Credit Loans, unless in each case signed by each affected Lender, (7) subject to the provisions of Sections 2.06 and 2.15, no amendment, waiver or consent shall extend the Termination Date of the Commitment or increase the Commitment of any Lender, Swing Loan Bank or Issuing Bank or subject any Lender, Swing Loan Bank or Issuing Bank to any additional obligations, unless signed by such Lender, Swing Loan Bank or Issuing Bank, as the case may be and (8) no amendment, wavier or consent shall be made to Section 2.04(a)(ii), unless signed by each Lender affected by such amendment, waiver or consent.

     SECTION 9.02 Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, to the addresses specified in Schedule VI hereto; or to the Company or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopy, telex or cable, be effective when the same is telegraphed, telecopied and receipt thereof is confirmed by telephone or return telecopy, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent.

(b)	Electronic Communications.

(i) Delivery of Communications by the Company. The Company (on

behalf of itself and on behalf of each Designated Borrower) agrees that, unless otherwise requested by the Administrative Agent, it will provide to the Administrative Agent all information, documents and other materials that it is

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obligated to furnish to the Administrative Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a Conversion of an existing, Borrowing (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement, (D) is required to be delivered to satisfy any condition precedent in Article IV relating to the effectiveness of this Agreement and/or any Borrowing or (E) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the “Communications”), by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Administrative Agent to the email address specified on Schedule VI hereto or such other e-mail address designated by the Administrative Agent from time to time.

(ii) Use of Web Platforms. Each party hereto agrees that the

Administrative Agent may make the Communications available to the Lenders, the Swing Loan Banks and the Issuing Banks by posting the Communications on IntraLinks or another similar website, if any, to which each Lender and the Administrative Agent have access (the “Platform”). Nothing in this Section 9.02 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders, the Swing Loan Banks and the Issuing Banks in any other manner specified in this Agreement.

     (iii) E-mail Notification to Lenders. Each Lender, each Swing Loan Bank and each Issuing Bank agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement. Each Lender, each Swing Loan Bank and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender, such Swing Loan Bank or such Issuing Bank, as the case may be, to which the foregoing notice may be sent by electronic transmission, and (ii) that the foregoing notice may be sent to such e-mail address.

     (iv) Presumption as to Delivery of E-Mail. Each party agrees that any electronic communication referred to in this Section 9.02 shall be deemed delivered upon the posting of a record of such communication as “received” in the e-mail system of the recipient; provided that if such communication is not so received during normal business hours, such communication shall be deemed delivered at the opening of business on the next Business Day.

     (v) Waiver of Responsibility. Each party acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and

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that there are confidentiality and other risks associated with such distribution, (B) the Communications and the Platform are provided “as is” and “as available,” (C) none of the Administrative Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Citigroup Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Citigroup Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (D) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Citigroup Party in connection with any Communications or the Platform.

     (vi) Limitation on use of Platform. Notwithstanding the foregoing, if the Company has any reason to believe that either the confidentiality of the Platform, the confidentiality of electronic transmissions to the Administrative Agent, or the integrity of Communications posted on the Platform has, may have or may in the future be compromised, then the Company may upon notice to the Administrative Agent delivered in any manner permitted under this Agreement, either (1) suspend its obligation hereunder to transmit Communications to the Administrative Agent by electronic/soft medium, (2) instruct the Administrative Agent not to transmit to the Platform any as yet un-posted Communications, and/or (3) instruct the Administrative Agent to take commercially reasonable steps to remove any currently posted Communications from the Platform. In the event that the use of the Platform should be suspended due to any of the circumstances described in this paragraph, the Company agrees to deliver the Communications to each Lender via e-mail. The Lenders agree that the delivery of the Communications via e-mail shall be deemed effective upon the posting of a record of such electronic transmission as “sent” in the e-mail system of the Company. The Administrative Agent agrees to immediately inform the Company of any security issue or Communications integrity issue that comes to its attention and relates to the Platform or the Administrative Agent’s receipt of electronic Communications.

     SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04

Costs and Expenses.

     (a) The Company agrees to pay, whether or not any of the transactions contemplated hereby are consummated, on demand (x) all reasonable costs and expenses in connection with the preparation (excluding normal travel and related expenses incurred by the personnel of the Administrative Agent), execution, delivery, administration (excluding those which are customarily borne by the Administrative Agent), modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, and (y) the reasonable fees and expenses of counsel to the Administrative Agent and with respect to advising the

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Administrative Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all reasonable expenses of the Lenders and the Issuing Banks (including, without limitation, reasonable counsel (including, without duplication, internal counsel) fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

     (b) The Company agrees to indemnify and hold harmless the Administrative Agent, each Lender, each Issuing Bank and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in its agent or lending capacity under, or otherwise in connection with, the Loan Documents, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Loan Documents, the proposed or actual use of the proceeds therefrom or any of the other transactions contemplated thereby, whether or not such investigation, litigation or proceeding is brought by the Company, its shareholders or creditors or an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. The Company also agrees not to assert any claim against the Administrative Agent, any Lender, any Issuing Bank, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to any of the Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. Each of the Lenders, each of the Issuing Banks and the Administrative Agent agrees not to assert any claim against the Company, its Affiliates or any of their directors, officers, employees, attorneys and agents, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to any of the Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans or the Letters of Credit.

     (c) If (i) any payment of principal of any Eurocurrency Rate Loan is made other than on the last day of the Interest Period for such Loan, as a result of a payment pursuant to Section 2.15(c) or 3.05 or acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, or (ii) the Company gives notice of a Loan conversion pursuant to Section 2.09(c), then the Company shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

(d) Without prejudice to the survival of any other agreement of the Company or

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the Lenders hereunder, the agreements and obligations of the Company contained in Sections 2.12, 3.05 and 9.04, and the agreements and obligations of each Lender under

Section 9.11, shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

     SECTION 9.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits at any account with respect to which such account states that the Company is acting in a fiduciary capacity) and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     SECTION 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Administrative Agent and each Bank and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 9.07

Assignments and Participations.

     (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided, however, that:

     (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Competitive Bid Loans or any Swing Loans), it being understood that a Lender shall be permitted to assign to any of its Affiliates all or any portion of such Lender’s rights and obligations with respect to a Designated Borrower that is not incorporated in the United States,

     (ii) the amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment other than an assignment to another Lender (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 in excess thereof,

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     (iii) each such assignment shall be to an Eligible Assignee, and (unless such assignment shall be to a Subsidiary of the assigning Lender or to a Subsidiary of the bank holding company of which the assigning Lender is a Subsidiary) the Company, the Administrative Agent and the Issuing Banks shall have consented to such assignment (which consents shall not be unreasonably withheld or delayed),

     (iv) after giving effect to such assignment, the assigning Lender (together with all Affiliates of such Lender) shall continue to hold no less than 25% of its original Commitments hereunder and of the Loans owing to it, unless the Company shall otherwise agree,

     (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 paid by either the assigning Lender or the assignee, and

     (vi) unless the Company and the Administrative Agent otherwise agree, the Termination Date of the assignee under each such assignment shall be deemed to be the then Final Termination Date.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall relinquish its rights and be released from its obligations under this Agreement, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance.

     Notwithstanding anything to the contrary contained herein except for the conditions set for in clause (iv) of this Section 9.07(a), any Bank (a “Granting Bank”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide to a Borrower all or any part of a Loan that such Granting Bank would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.07 except for the conditions

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set forth in clause (iii) of this Section 9.07(a), any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any Eligible Assignee (consented to by the Company and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This paragraph may not be amended without the written consent of the SPC.

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (c) Each New Lender shall submit a New Commitment Acceptance in accordance with the provisions of Section 2.06(b). Upon the execution, delivery, acceptance and recording of a New Commitment Acceptance, from and after the Increase Date related thereto such New Lender shall be a party hereto and have the rights and obligations of a Lender hereunder having the Commitment specified therein (or such lesser Commitment as shall be allocated to such New Lender in accordance with Section 2.06(b)(vi) or 2.15(d)). By executing and delivering a New Commitment Acceptance, the New Lender thereunder confirms to and agrees with the other parties hereto as follows: (i) such New Lender hereby agrees that no Lender has made any representation or warranty, or assumes any responsibility with respect to, (x) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or (y) the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

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(ii) such New Lender confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such New Commitment Acceptance; (iii) such New Lender will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such New Lender confirms that it is an Eligible Assignee; (v) such New Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such New Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance and each New Commitment Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide the Company with a copy of the Register upon request.

     (e) (i) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Loan Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (1) accept such Assignment and Acceptance, (2) record the information contained therein in the Register and (3) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the relevant Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Loan Note or Notes a new Revolving Loan Note to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and a new Revolving Loan Note to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Revolving Loan Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Loan Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-l hereto. Such surrendered Revolving Loan Note or Notes shall be marked “canceled” and shall be returned promptly to the Company.

     (ii) Upon its receipt of a New Commitment Acceptance executed by a New Lender representing that it is an Eligible Assignee, the Administrative Agent shall, if such New Commitment Acceptance has been completed and is in substantially the form of Exhibit C-3 hereto, (1) accept such New Commitment Acceptance,

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(2) record the information contained therein in the Register and (3) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the relevant Borrower, at its own expense, shall execute and deliver to the Administrative Agent a new Revolving Loan Note to the order of such New Lender in an amount equal to the Commitments assumed by it pursuant to such New Commitment Acceptance. Such new Revolving Loan Note shall be dated the relevant Increase Date and shall otherwise be in substantially the form of Exhibit A-l hereto.

     (f) Each Lender may sell participations to one or more banks or other entities in or to a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) except in the case of a participation involving a Lender and one of its Affiliates (and this exception shall apply only so long as the participant remains an Affiliate of such Lender), the parties to each such participation shall execute a participation agreement in substantially the form of the Participation Agreement, and (vi) no participant under any such participation shall have any right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would alter the principal of, or interest on, the Loan or Loans in which such participant is participating or any fees or other amounts payable to the Lenders hereunder, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder. Each Lender shall provide the Company with a list of entities party to all Participation Agreements with such Lender upon request.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information, including Confidential Information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of Confidential Information, the assignee or participant or proposed assignee or participant shall be informed of the confidential nature of such Confidential Information and shall agree to (i) preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Lender and (ii) be bound by the provisions of Section 9.11.

     (h) Notwithstanding any other provision in this Section 9.07, no Lender may assign its interest to an Eligible Assignee if, as of the effective date of such assignment, such assignment would increase the amount of Taxes, Other Taxes or increased costs payable under Sections 2.12 or 3.05, respectively.

     (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time and without the consent of the Administrative Agent or any Borrower

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create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 9.08 No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that each Borrower shall have a claim against an Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that were caused by (i) such Issuing Bank’s willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank acting in good faith may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 9.09 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

     SECTION 9.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.11 Confidentiality. None of the Administrative Agent, any Issuing Bank or any Lender shall disclose any Confidential Information to any Person without the consent of the Company, other than (a) to such Person’s Affiliates and their officers, directors, employees, agents, counsel, auditors and advisors of such Person or such Person’s Affiliates, (b) to a proposed assignee, a proposed participant or a proposed counterparty (or its advisors) to any swap, securitization, or derivative transaction referencing or involving any of its rights or obligations of a Lender under this Agreement; provided that prior to any such disclosure, the proposed assignee, participant or counterparty (or its advisors) shall deliver to the Company a written agreement to preserve the confidentiality of any Confidential Information to the extent required by this Agreement, and then only on a confidential basis, (c) as required by any law, rule or regulation or judicial process, (d) in connection with any litigation to which any Lender, any Issuing Bank or the Administrative Agent is a party or in connection with the exercise of any remedy hereunder or under any Note (provided that, in the case of this clause (d),

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such Lender, such Issuing Bank or the Administrative Agent, as the case may be, uses reasonable efforts under the circumstances to obtain reasonable assurances that confidential treatment will be accorded to such information in connection with such litigation or exercise) and (e) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or any aspects of any Lender’s, any Issuing Bank’s or any of their respective Affiliates’ activities.

SECTION 9.12

Jurisdiction, Etc.

     (a) Each of the parties hereto (and each Designated Borrower, by its acceptance of the proceeds of Loans made to it) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action, proceeding or counterclaim arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto and each Designated Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto and each Designated Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

     (b) Each of the parties hereto and each Designated Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action, proceeding or counterclaim arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto and each Designated Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 9.13 WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH OF THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS, THE LETTERS OF CREDIT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     SECTION 9.14 Judgment Currency. This is an international loan transaction in which the specification of Dollars or an Alternate Currency, as the case may be (the “Specified Currency”), any payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrowers under this Agreement and the Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a

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judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

SECTION 9.15

European Monetary Union.

     (a) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in Euro, the Administrative Agent shall not be liable to any of the Borrowers, any of the Multicurrency Swing Loan Banks or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in Euro) to the account of any Borrower, any Swing Loan Bank or any Lender in the Principal Financial Center in the Participating Member State which such Borrower, such Swing Loan Bank or such Lender, as the case may be, shall have specified for such purpose. For the purposes of this paragraph, “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments in Euro.

     (b) Other Consequential Changes. Without prejudice to the respective liabilities of the Borrowers to the Lenders and the Multicurrency Swing Loan Banks and the Lenders and the Multicurrency Swing Loan Banks to the Borrowers under or pursuant to this Agreement, except as expressly provided in this Section, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in Participating Member States.

     SECTION 9.16 USA PATRIOT Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information

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that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with said Act.

     SECTION 9.17 Original Notes. Contemporaneously with the receipt by each Lender of a Revolving Loan Note on the Effective Date, the Original Note held by such Lender shall be deemed to be cancelled and amended and restated by such Revolving Loan Note (regardless of whether such Lender shall have delivered to the Company for cancellation the Original Note held by it). Each Lender shall use its commercially reasonable efforts to deliver the Original Note held by it to the Company in connection with the foregoing cancellation and amendment and restatement. All amounts owing under, and evidenced by, the Original Notes as of the Effective Date shall continue to be outstanding under, and shall and from the Effective Date be evidenced by the Revolving Loan Notes, and shall be governed by the terms of this Agreement. Each Lender hereby agrees to indemnify and hold harmless the Company from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against the Company arising out of such Lender’s failure to deliver the Original Note held by it to the Company for cancellation, subject to the condition that the Company shall not make any payment to any Person claiming to be the holder of such Original Note unless such Lender is first notified of such claim and is given the opportunity, at such Lender’s sole cost and expense, to assert any defenses to such payment.

     SECTION 9.18 Survival. To the extent the Existing Credit Agreement provides that certain terms survive the termination of the Existing Credit Agreement or survive the payment in full of principal, interest and all other amounts payable thereunder, then such terms shall survive the amendment and restatement of the Existing Credit Agreement.

ARTICLE X GUARANTEE

     SECTION 10.01 Guarantee. The Company hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and interest on the Loans made by the Lender to, and the Notes held by each Lender of, each Designated Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by any Designated Borrower under this Agreement pursuant to its Designation Letter and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Company hereby further agrees that if any Designated Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 10.02 Obligations Unconditional.

(a) The obligations of the Company hereunder are unconditional and

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irrevocable irrespective of (i) the value, genuineness, validity, regularity or enforceability of any of the Guaranteed Obligations, (ii) any modification, amendment or variation in or addition to the terms of any of the Guaranteed Obligations or any covenants in respect thereof or any security therefor, (iii) any extension of time for performance or waiver of performance of any covenant of any Designated Borrower or any failure or omission to enforce any right with regard to any of the Guaranteed Obligations, (iv) any exchange, surrender, release of any other guaranty of or security for any of the Guaranteed Obligations, or (v) any other circumstance with regard to any of the Guaranteed Obligations which may or might in any manner constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances.

     (b) The Company hereby expressly waives diligence, presentment, demand, protest, and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Designated Borrower hereunder or under the Designation Letter of such Designated Borrower or any Note of such Designated Borrower or any other guarantor of or any security for any of the Guaranteed Obligations.

     SECTION 10.03 Reinstatement. The guarantee in this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Designated Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder(s) of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     SECTION 10.04 Subrogation. Until the termination of the Commitments and the payment in full of the principal of and interest on the Loans and all other amounts payable to the Administrative Agent or any Lender hereunder, the Company hereby irrevocably waives all rights of subrogation or contribution, whether arising by operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article X.

     SECTION 10.05 Remedies. The Company agrees that, as between the Company on the one hand and the Lenders and the Administrative Agent on the other hand, the obligations of any Designated Borrower guaranteed under this Agreement may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Article VII, for purposes of Section 10.01 hereof notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Designated Borrower or otherwise) preventing such declaration as against such Designated Borrower and that, in the event of such declaration or automatic acceleration such obligations (whether or not due and payable by such Designated Borrower) shall forthwith become due and payable by the Company for purposes of said Section 10.01.

     SECTION 10.06 Continuing Guarantee. The guarantee in this Article X is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

The Borrower

MARRIOTT INTERNATIONAL, INC.

By: /s/ Carolyn Handlon Title: Executive Vice President-Finance and Global Treasurer

The Administrative Agent CITIBANK, N.A., as Administrative Agent

By: /s/ Kevin Ege Title: Vice President

The Syndication Agent BARCLAYS BANK PLC, as Syndication Agent By: /s/ Russell C. Johnson Title: Associate Director

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COMMITMENT	BANKS

$170,000,0000	CITIBANK, N.A., as Bank, Issuing Bank and
Swing Loan Bank

By: /s/ Kevin Ege Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$170,000,000	BARCLAYS BANK PLC, as Bank and
Swing Loan Bank

By: Russell C. Johnson Title: Associate Director

AMENDED AND RESTATED CREDIT AGREEMENT

NY3 - 435973.09

$135,000,000	BANK OF AMERICA, N.A., as Bank,
Issuing Bank and Swing Loan Bank

By: /s/ Roger C. Davis Title: Senior Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$135,000,000	THE BANK OF NOVA SCOTIA, as Bank
and Issuing Bank

By: /s/ Michael W. McCarthy Title: Director

AMENDED AND RESTATED CREDIT AGREEMENT

NY3 - 435973.09

$135,000,000	THE ROYAL BANK OF SCOTLAND PLC,
as Bank, Issuing Bank and Swing Loan Bank

By: /s/ Brett Thompson Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$80,000,000

BNP PARIBAS

By: /s/ Todd Rogers _________________ Title: Director

By: /s/ Stuart Darby Title: Director

$25,000,000

FIRST HAWAIIAN BANK

By: /s/ Jeffrey Higashi Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$105,000,000	HSBC BANK USA, NATIONAL
ASSOCIATION, as Bank and Swing Loan
Bank

By: /s/ Alan Vitulich Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$105,000,000

MORGAN STANLEY BANK

By: /s/ Daniel Twenge Title: Authorized Signatory

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000	CREDIT SUISSE, CAYMAN ISLANDS
BRANCH

By: /s/ Ian Nalitt Title: Vice President

By: /s/ Shaheen Malik Title: Associate

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000	DEUTSCHE BANK AG NEW YORK
BRANCH

By: /s/ Brenda Casey Title: Director

By: /s/ George R. Reynolds Title: Director

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000	JPMORGAN CHASE BANK, N.A., as Bank
and Swing Loan Bank

By: /s/ Vanessa Chiu Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000

LEHMAN COMMERCIAL PAPER INC.

By: /s/ Ahuva Schwager Title: Authorized Signatory

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000	MERRILL LYNCH BANK USA

By: /s/ Louis Alder

Title: Director

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000

MIZUHO CORPORATE BANK, LTD.

By: /s/ Raymond Ventura Title: Deputy General Manager

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000	SUNTRUST BANK, as Bank and Swing
Loan Bank

By: /s/ Mark A. Flatin Title: Managing Director

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000	THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD. NEW YORK BRANCH

By: /s/ Chimie T. Pemba Title: Authorized Signatory

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000	WACHOVIA BANK, N.A., as Bank and
Swing Loan Bank

By: /s/ Amit Khimji Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$96,000,000	WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: /s/ Donald Schwarz Title: Senior Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$65,000,000

CALYON NEW YORK BRANCH

By: /s/ Joseph A. Asciolla Title: Managing Director

By: /s/ David Bowers Title: Managing Director

AMENDED AND RESTATED CREDIT AGREEMENT

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$65,000,000

COMERICA BANK

By: /s/ Sarah R. West Title: Assistant Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$65,000,000	MELLON BANK, N.A., as Bank and Swing
Loan Bank

By: /s/ Laurie G. Dunn Title: First Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$50,000,000	BANCO BILBAO VIZCAYA
ARGENTARIA S.A.

By: /s/ Kathy Barrios Title: Senior Vice President

By: /s/ Emilio de las Heras Title: Head of New York

AMENDED AND RESTATED CREDIT AGREEMENT

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$50,000,000	PNC BANK, NATIONAL ASSOCIATION

By: /s/ Michael A. Valerio, Jr.

Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$50,000,000	U.S. BANK, NATIONAL ASSOCIATION

By: /s/ Leslie V. Godridge

Title: Executive Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$40,000,000	BANK OF HAWAII

By: /s/ Luke Yeh

Title: Senior Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$25,000,000

FIFTH THIRD BANK

By: /s/ Christopher C. Motley Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$25,000,000

M&T BANK

By: /s/ Ann Silverman Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$20,000,000	THE BANK OF NEW YORK

By: /s/ J. David Parker, Jr.

Title: Vice President

AMENDED AND RESTATED CREDIT AGREEMENT

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$15,000,000	BANK OF CHINA, LOS ANGELES
BRANCH

By: /s/ Xiao Wang Title: Branch Manager & FVP

AMENDED AND RESTATED CREDIT AGREEMENT

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$10,000,000	BANK OF CHINA, NEW YORK BRANCH

By: /s/ William W. Smith

Title: Deputy General Manager

AMENDED AND RESTATED CREDIT AGREEMENT

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